UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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EOG Resources, Inc.

(Name of Registrant as Specified In Its Charter)

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eog resources

2026 Proxy Statement
and Notice of
Annual Meeting

Notice of Annual Meeting of Stockholders

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2026 annual meeting of stockholders (“Annual Meeting”) of EOG Resources, Inc. will be held in a virtual-only format, via live webcast.

DATE & TIME	LOCATION - VIRTUAL	RECORD DATE
May 20, 2026 7:30 a.m. Central time	www.virtualshareholdermeeting.com/EOG2026	March 23, 2026

Voting Matters

At or before the Annual Meeting, we ask that you vote on the following items:

Item	Board Recommendation	Page Reference
To elect nine directors to hold office until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified;	Vote FOR each director nominee	12
To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as our auditors for the year ending December 31, 2026;	Vote FOR	25
To hold a non-binding advisory vote on executive compensation; and	Vote FOR	62
To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of our Common Stock as of the close of business on March 23, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Beginning on or about March 27, 2026, the company is mailing a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record as of the Record Date containing instructions on how to access the proxy materials (including our 2025 annual report) via the Internet, as well as instructions on voting shares via the Internet; provided, however, that those stockholders who have previously requested a printed copy of our proxy materials will receive a full set of such materials (including the proxy card) in lieu of the Notice of Internet Availability. The Notice of Internet Availability also contains instructions on how to request a printed copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

IMPORTANT: Stockholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be held at www.virtualshareholdermeeting.com/EOG2026. To participate in, and vote at, the live webcast of the Annual Meeting, you must enter the 16-digit control number included in the Notice of Internet Availability, on your proxy card or in the voting instruction form provided to you with the proxy statement.

By Order of the Board of Directors,

Kelly H. Turner
Corporate Secretary
March 27, 2026

Proxy Summary

The accompanying form of proxy is solicited by the Board of Directors (“Board”) of EOG Resources, Inc. (“EOG,” “we,” “us,” “our” or “company”) to be used at our 2026 annual meeting of stockholders (“Annual Meeting”) to be held in a virtual-only format, via live webcast, on Wednesday, May 20, 2026 at 7:30 a.m., Central Time. The proxy materials, including this proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2025 annual report, are being first distributed and made available to our stockholders on or about March 27, 2026.

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary (Kelly H. Turner) before the proxy is voted; otherwise, if received prior to the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders participating in the live webcast of the Annual Meeting may revoke their proxies and vote during the Annual Meeting via the meeting website.

Whether or not you plan to participate in the live webcast of the Annual Meeting, it is important that your shares be represented and voted. We encourage you to vote and submit your proxy in advance of the Annual Meeting by one of the methods further discussed below.

VIA THE INTERNET	BY TELEPHONE	BY MAIL

Go to the website at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card, in the Notice of Internet Availability (as defined below), or in the voting instruction form provided to you with this proxy statement.

	Follow the instructions on your proxy card.	Sign and return the proxy card in the pre-paid envelope provided.

You are entitled to participate in, and vote at, the live webcast of the Annual Meeting if you were a stockholder of record of our Common Stock as of the close of business on March 23, 2026 (the “Record Date”). You will not be able to attend the Annual Meeting in person. We believe the live-webcast format for the Annual Meeting will provide stockholders with a consistent experience and will allow you to participate in the Annual Meeting regardless of your location.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/EOG2026. To participate in, and vote at, the live webcast of the Annual Meeting, you must enter the 16-digit control number included in the Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”), on your proxy card, or in the voting instruction form provided to you with this proxy statement. Further, to vote during the Annual Meeting, click the “Vote Now” button on the meeting website and follow the instructions provided. Guests without a control number may also participate in the Annual Meeting, but will not be permitted to vote or submit questions.

As part of the Annual Meeting, we will hold a live Q&A session during which we intend, time permitting, to answer questions submitted that are pertinent to EOG’s business and meeting matters. You will be able to submit questions beginning 30 minutes prior to, and during, the Annual Meeting by following the instructions available on the meeting website. Questions and answers may be grouped by topic and substantially similar questions will be grouped and answered once. Further, we reserve the right to edit or reject questions we deem inappropriate.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which will be available on the meeting website beginning 30 minutes prior to, and during, the Annual Meeting.

You may log into the meeting website beginning at 7:00 a.m., Central Time, on May 20, 2026. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. If you experience any technical difficulties accessing the meeting website, dial the toll-free technical support number posted on the meeting website log-in page for assistance. The meeting website is fully supported across browsers (Chrome, Edge, Firefox, and Safari) and devices (desktops, laptops and cell phones) running the most updated version of applicable software and plug-ins.

2026 Proxy Statement	EOG Resources, Inc. | 1

Proxy Summary

If you are not able to participate in the Annual Meeting, a webcast playback will be available at www.virtualshareholdermeeting.com/EOG2026 approximately 24 hours after the completion of the Annual Meeting and for a period of 30 days thereafter.

If you received a printed copy of the proxy materials, you also received a copy of our 2025 annual report, as required by United States Securities and Exchange Commission (“SEC”) rules. Additional copies of our 2025 annual report (as well as copies of any of the exhibits to the Form 10-K included therein) are available without charge to stockholders upon written request to our Corporate Secretary (Kelly H. Turner) at EOG’s principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, by calling our Corporate Secretary at (713) 651-7000 or via the Internet at www.eogresources.com. However, the 2025 annual report does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the accompanying form of proxy. Further, no other reports, documents or websites that are cited or referred to in this proxy statement shall be deemed to form part of, or to be incorporated by reference into, this proxy statement.

In addition to solicitation by mail, certain of our officers and employees (or a duly appointed representative of EOG) may solicit the return of proxies personally or by telephone, electronic mail, or facsimile. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of materials to, and solicitation of proxies from, the beneficial owners of our Common Stock held of record as of the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

In some cases, one paper copy of this proxy statement and the accompanying notice of annual meeting of stockholders and the 2025 annual report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, an additional paper copy of this proxy statement, the accompanying notice of annual meeting of stockholders and/or the 2025 annual report to such a stockholder at a shared address to which a single paper copy of such document was delivered.

Stockholders sharing an address who receive multiple printed copies of our proxy materials and who wish to receive a single printed copy of our proxy materials may also submit requests for delivery of a single paper copy of this proxy statement or the accompanying notice of annual meeting of stockholders or the 2025 annual report, but, in such event, will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary (Kelly H. Turner) at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, or a stockholder may make a request by calling our Corporate Secretary at (713) 651-7000.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting.

The mailing address of our principal executive offices is 1111 Bagby, Sky Lobby 2, Houston, Texas 77002.

2 | EOG Resources, Inc.	2026 Proxy Statement

Proxy Summary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2026

This proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2025 annual report are available via the Internet at www.proxyvote.com. Pursuant to SEC rules related to the Internet availability of proxy materials, we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of the proxy materials to each stockholder of record. Therefore, stockholders will not receive printed copies of the proxy materials unless they request (or have previously requested) such form of delivery.

Accordingly, beginning on or about March 27, 2026, we are mailing a Notice of Internet Availability to our stockholders of record as of the Record Date (but excluding those stockholders who have previously requested a printed copy of our proxy materials) in lieu of mailing the printed proxy materials. Instructions on how to access the proxy materials via the Internet, on voting shares via the Internet and on how to request a printed or electronic copy of the proxy materials may be found in the Notice of Internet Availability. All stockholders will have the option to access our proxy materials on the website referred to above. Printed copies of the proxy materials will be provided upon request at no charge.

Stockholders may request to receive future proxy materials in printed form by mail or electronically by email on an ongoing basis, which request will remain in effect until the stockholder terminates such request.

Stockholders who do not expect to participate in the live webcast of the Annual Meeting are encouraged to vote in advance of the Annual Meeting via the Internet using the instructions on the Notice of Internet Availability or, if you received a printed copy of the proxy materials (which includes the proxy card), by signing and returning the proxy card in the pre-paid envelope provided or by voting via the Internet or by phone using the instructions provided on the proxy card or in the voting instruction form provided to you with this proxy statement.

2026 Proxy Statement	EOG Resources, Inc. | 3

Corporate Governance

Board of Directors

Board Composition

In evaluating the composition of our Board and Board committees and considering individual director nominees and Board committee appointments, our Nominating, Governance and Sustainability Committee (“Nominating Committee”) seeks to achieve a balance of knowledge, experience, and capability on the Board and Board committees and to identify individuals who can effectively assist EOG in achieving our short-term and long- term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating Committee considers, among other things, a person’s attributes (e.g., professional experience, skills, and background) as a whole and does not necessarily attribute greater weight to any single attribute.

In evaluating prospective candidates, the Nominating Committee also considers whether the individual has personal and professional integrity, good business judgment, and relevant experience and skills as well as other credentials and qualifications, including, but not limited to, the credentials and qualifications set forth in our Corporate Governance Guidelines with respect to director age, director independence, and director service on the boards of directors of other public companies.

In addition, the Nominating Committee will consider whether such individual is willing and able to commit the time necessary for Board and Board committee service. The Nominating Committee also evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals who can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their experience in various areas.

Our Corporate Governance Guidelines, which are available at www.eogresources.com/company/board-of-directors, mandate that:

●	the Nominating Committee shall annually evaluate and determine whether it is appropriate for any director having reached 80 years of age to stand for re-election as a director of the company at the end of his or her current term;
●	at least three-fifths of our directors must meet the criteria for independence required by the New York Stock Exchange (“NYSE”), the SEC, and our bylaws; and
●	no non-employee director may serve on the board of directors of more than four other public companies, and our CEO may not serve on the board of directors of more than two other public companies.

We believe our current directors possess varied professional experiences, skills, and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields, and, collectively, valuable knowledge of our business and of the oil and gas industry. Key skills and areas of experience our directors bring to the Board are illustrated in the skills and experience matrix set forth under “Proposal 1. Election of Directors” below.

In addition, we believe our director nominees reflect an appropriate balance between newer and longer-tenured directors. The charts below reflect the demographics and tenure of our director nominees as of May 20, 2026 (the date of our Annual Meeting). Assuming all of our director nominees are elected, the average tenure of our directors as of May 20, 2026 will be 8.4 years.

BOARD DEMOGRAPHICS	BOARD TENURE

Minority representation on the Board is 11%

4 | EOG Resources, Inc.	2026 Proxy Statement

Corporate Governance

Board and Committee Evaluation Process

Our Board recognizes that a robust evaluation process is an essential component of good corporate governance and Board effectiveness. Our Board and Board committees each conduct an annual self-evaluation to determine whether the Board and the committees are functioning effectively. The Nominating Committee is responsible for overseeing the Board’s annual self-evaluation. As part of its self-evaluation, each Board committee annually reviews and reassesses the adequacy of its responsibilities and recommends any proposed changes to the Board for approval. The annual self-evaluation processes facilitate constructive feedback and discussion at all levels of the Board, including with respect to Board composition and refreshment, and help enhance the Board’s overall effectiveness and efficiency.

Board Refreshment

Our Board recognizes that periodic refreshment can help ensure that (i) fresh ideas and viewpoints are available to our Board and (ii) our Board composition appropriately serves EOG’s current and evolving strategic and operational needs. Accordingly, in the last five years, we have appointed three new directors to our Board: Mr. Yacob (in 2021), Ms. Dugle (in 2023), and Mr. Chandler (in 2025).

As set forth in our Corporate Governance Guidelines, our Board believes that fixed term limits for directors may result in EOG losing the valuable contributions and insights of our longer-tenured directors who develop, over time, in-depth knowledge of our business, operations, strategy and policies and, as a result, continue to make important contributions to our Board and Board committees. While EOG does not have a mandatory retirement age for directors, any director having reached 80 years of age shall discuss with the Chairman of the Board and the Nominating Committee, and the Nominating Committee shall affirmatively determine, whether it is appropriate for such director to stand for re-election at the end of his or her current term.

As an alternative to term limits for directors, the Nominating Committee annually reviews each director’s continuation on the Board and regularly assesses the appropriate size of the Board. Our Board and the Nominating Committee also regularly review the composition, performance, and skill sets of the Board and Board committees. In addition, in evaluating each director’s time commitments overall, our Board and the Nominating Committee consider each director’s service on other boards (if any) with a view to the numerical limitations on other board service set forth in our Corporate Governance Guidelines and described above.

In deciding the Board’s priorities for further refreshment, our Board and the Nominating Committee take into account, among other factors, the results of the Board and Board committee self-evaluations; the current composition of the Board; the areas of experience and skill sets of our directors; and the attributes of potential director candidates.

The Board and the Nominating Committee also actively seek to create a pipeline of individuals qualified to become Board members, including candidates with varied backgrounds, skills, and areas of experience.

The Nominating Committee uses a variety of methods for identifying and evaluating director nominees and considers various potential candidates for directorships. Candidates may come to the attention of the Nominating Committee through current or former directors, members of executive management, other sources of referral, or EOG’s contacts in the business and other professional communities. These candidates may be evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year.

In addition, when appropriate and at its discretion, the Nominating Committee may retain a search firm to assist in identifying candidates for consideration by the Board and the Nominating Committee consistent with the process set forth in the Nominating Committee Charter and our Corporate Governance Guidelines.

In addition, the Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures outlined under “Stockholder Proposals and Director Nominations — Nominations for 2027 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders” below. The Nominating Committee will evaluate such nominees according to the same criteria, and in the same manner, as any other director nominee.

While our Board has no current plans to increase its size, if the Board determines that it is appropriate to add a director, the Nominating Committee will take into account each candidate’s professional experience, skills and background, the credentials and qualifications set forth in our Corporate Governance Guidelines, and the other attributes and factors described above, in evaluating candidates.

2026 Proxy Statement	EOG Resources, Inc. | 5

Corporate Governance

Director Independence

The Board has affirmatively determined that eight of our nine current directors, namely Mses. Clark, Dugle, and Robertson and Messrs. Chandler, Crisp, Daniels, Gaut, and Kerr, have no direct or indirect material relationship with EOG and thus meet the criteria for independence of Article III, Section 12 of our bylaws, which are available on our website at www.eogresources.com/company/board-of-directors, as well as the independence requirements of the NYSE and the SEC.

In assessing director independence, the Board considered, among other matters, the nature and extent of any business relationships, including any transactions conducted, between

●
EOG and each director,
●
EOG and an immediate family member of a director, and
●
EOG and any organization for which one of our directors or an immediate family member is a director, executive officer or is otherwise affiliated.

Specifically, the Board considered, among other things,

●	any transactions in connection with the exploration and production of crude oil and natural gas, such as payments for midstream services (i.e., gathering, processing, and transportation related services) or oilfield services (including related equipment and supplies) and any payments for crude oil and natural gas, between EOG and entities engaged in certain aspects of the oil and gas business with which one of our directors is a director or is otherwise directly or indirectly affiliated,
●	any payments or contributions to not-for-profit entities (such as charitable organizations) with which one of our directors or an immediate family member is affiliated, and
●	any relationships (employment, contractual or otherwise) between EOG and immediate family members of directors.

Except with respect to Mr. Yacob, the Board has determined that all such relationships and transactions that it considered were not material relationships or transactions with EOG and did not impair the independence of our directors. The Board has determined that Mr. Yacob is not independent because he is our Chief Executive Officer (“CEO”).

Meetings

The Board held 11 meetings during the year ended December 31, 2025.

Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. Our directors are expected to attend our annual meeting of stockholders. All of our then-current directors attended our 2025 annual meeting of stockholders.

Executive Sessions of Non-Employee Directors

Our Corporate Governance Guidelines provide that all non-employee directors will meet in executive session at least quarterly, and the presiding director will preside at such sessions. The presiding director also has the authority to call, and establish the agenda for, additional meetings of the non-employee directors.

Our non-employee directors held eight executive sessions during the year ended December 31, 2025. Mses. Clark, Dugle, and Robertson and Messrs. Crisp, Daniels, Gaut, and Kerr attended each of the eight executive sessions. Mr. Chandler attended the one executive session held following his appointment to the Board (effective December 10, 2025).

Mr. Daniels (i) was appointed by the non-employee directors as the presiding director for the executive sessions in 2025 and (ii) has been appointed by the non-employee directors as the presiding director for executive sessions in 2026 as well. As discussed below, the presiding director is elected annually by and from the non-employee directors of our Board.

Board Leadership Structure

The Board does not have a policy on whether or not the roles of Chairman of the Board and CEO should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on our Board possess considerable professional and industry experience, significant and varied experience as directors of both public and private companies, and a unique knowledge of the challenges and opportunities that EOG faces. As such, the Board believes that it is in the best position to evaluate the needs of EOG and to determine how best to organize EOG’s leadership structure to meet those needs.

6 | EOG Resources, Inc.	2026 Proxy Statement

Corporate Governance

The Board believes that the most effective leadership structure for EOG at the present time is for Mr. Yacob to serve as both Chairman of the Board and CEO. This model makes clear that the Chairman of the Board and CEO is responsible for managing our business, under the oversight and review of our Board. This structure also enables our CEO to act as a bridge between management and the Board, helping both to act with a common purpose.

Further, we believe that combining the roles of Chairman of the Board and CEO enhances the Board’s administration of its risk oversight function because, through his role as Chairman of the Board, and based on his experience with the daily management of our business as our CEO and previously as our President and in other leadership positions, Mr. Yacob provides the Board with valuable insight on risk oversight.

Mr. Yacob has been our Chairman of the Board and CEO since October 2022 and has been at EOG for over 20 years. Prior to becoming our Chairman of the Board and CEO, Mr. Yacob had served as CEO of the company from October 2021 through September 2022, and as President of the company from January 2021 through September 2021. Prior to January 2021, Mr. Yacob served in various leadership positions at EOG, including leadership positions in our Houston, Texas headquarters office and leadership positions in our Fort Worth, Texas and Midland, Texas offices, where he was instrumental in EOG’s successful exploration, development and exploitation of various key resource plays.

Independent Oversight

The Board believes that there is substantial independent oversight of EOG’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

An independent presiding director

The presiding director is elected annually by and from the independent, non-employee directors of our Board. Our Board believes that the presiding director serves a valuable role in the overall leadership of the Board by providing additional oversight of our management. The presiding director has clearly defined leadership authority and responsibilities, which are described in our Corporate Governance Guidelines and which include:

●
presiding at all meetings of the Board at which the Chairman of the Board is not present as well as at executive sessions of the non-employee directors;
●
serving as liaison between the Chairman of the Board and our other executive officers and our non-employee directors;
●
briefing our Chairman of the Board and other executive officers, as needed or appropriate, on matters discussed in the executive sessions; and
●
leading the Board’s annual self-evaluation. Our presiding director establishes the agenda for the executive sessions of the non-employee directors and has the authority to call, and establish the agenda for, additional meetings of the non-employee directors.

In addition, our presiding director is afforded direct and complete access to our CEO at any time as the presiding director deems necessary or appropriate, and he is available for direct communication with our stockholders as described under “Stockholder Communications with the Board” below.

A substantial majority of independent directors

Eight of our current nine directors meet the criteria for independence required by the NYSE, the SEC, and our bylaws; only Mr. Yacob is deemed not independent. Our Corporate Governance Guidelines also provide that at least three-fifths of our directors must meet such independence criteria.

Key committees comprised solely of independent directors

Our Audit Committee, Compensation and Human Resources Committee (“Compensation Committee”), and Nominating Committee are each comprised solely of independent directors.

Non-employee directors meet regularly

Our non-employee directors typically meet in executive session without our employee director (Mr. Yacob) at each regularly scheduled Board meeting. Our non-employee directors held eight executive sessions during the year ended December 31, 2025. As noted above, such executive sessions are chaired by the independent presiding director.

Annual director elections

Our stockholders provide balance to the corporate governance process in that each year each director is elected pursuant to the majority voting provisions in our bylaws. Our stockholders may also communicate directly with the presiding director or any other director, as described under “Stockholder Communications with the Board” below.

2026 Proxy Statement	EOG Resources, Inc. | 7

Corporate Governance

Role of Board and Board Committees in Risk Oversight

Our Board retains primary responsibility for risk oversight and, in overseeing our enterprise risk management, is assisted by our Audit Committee. To help ensure that the Board has a broad view of our overall risk management program, the Board regularly reviews our long-term strategic plans. The principal issues and risks that we may face in executing those plans are evaluated along with the processes through which we identify, assess, manage, and mitigate risks.

Our Board committees consider specific areas of risk inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee periodically discusses with management our major financial and other risk exposures and the steps management has taken to assess, monitor, and manage such exposures. In addition, as part of its oversight responsibility, our Audit Committee oversees our policies, strategies, and initiatives for mitigating cybersecurity and information technology risks and receives reports from our management, including the assessments performed regarding EOG’s cybersecurity technologies, controls, and procedures.

Our Compensation Committee incorporates risk considerations, including any risks that may be presented by our compensation and human capital management strategies, policies, and practices, as it evaluates the performance of our CEO and other executive officers, determines our executive and director compensation arrangements, and evaluates our compensation policies and practices and other human capital management matters.

Our Nominating Committee focuses on issues relating to Board and Board committee composition and provides oversight with respect to environmental compliance, safety, and sustainability-related matters as well as our trade association and political activities.

To assist our Board and Board committees in carrying out their oversight responsibilities, members of our management, as part of our overall risk management program, regularly report to the Board and our Board committees on areas of risk to our company. For example, to assist our Board and Board committees in carrying out their oversight responsibilities with respect to environmental and safety-related matters, members of our management report on our safety and environmental performance, climate-related scenario analyses, sustainability disclosures, and stakeholder feedback on environmental and safety matters and other issues, in addition to reviewing trends and other industry information.

Director Orientation and Continuing Education

In accordance with our Corporate Governance Guidelines, all new EOG directors participate in a company orientation program promptly after his or her election or appointment to our Board. Such orientation includes presentations by our senior management to familiarize new directors with our business and operations; our corporate governance structure and related policies; financial, accounting, internal audit, legal, and financial reporting matters (including our risk management and compliance programs and policies); our investor relations and stakeholder engagement functions; and human capital management/human resources matters (including our compensation policies and practices).

Members of our senior management also present and discuss emerging topics with the Board throughout the year, including regulatory and corporate governance developments, risk management-related topics and environmental and safety matters. Such continuing director education also includes outside speakers on selected topics, and we make available news articles and analyst publications relevant to EOG and the exploration and production industry to our directors on a periodic basis. In addition, our directors are invited to our annual management conference, at which our operations and headquarters personnel present on various topics relevant to EOG’s business and operations.

In addition, our Board encourages directors to pursue external continuing education opportunities with respect to the responsibilities of directors of public companies. As is stated in our Corporate Governance Guidelines, we will reimburse directors for reasonable expenses incurred in connection with such external continuing education.

8 | EOG Resources, Inc.	2026 Proxy Statement

Corporate Governance

Committees of the Board

The Board has three standing committees: Nominating; Compensation; and Audit. Prior to December 11, 2025, each Board committee was composed of all of our non-employee directors, each of whom also met the applicable independence requirements for purposes of serving on such committees.

Beginning on December 11, 2025, the Board determined that each Board committee will be composed exclusively of three independent directors. In the Board’s view, this committee structure provides for more flexibility in scheduling meetings, better alignment with peer practices and closer pairing of certain director skills and experiences with committee responsibilities, all while otherwise meeting the applicable SEC and NYSE requirements for board committee composition. The current members of the Nominating Committee, Compensation Committee, and Audit Committee are set forth in the table below.

The charter for each committee of the Board identified below is available on our website at www.eogresources.com/company/board-of-directors. Copies of the committee charters are also available upon written request to our Corporate Secretary (Kelly H. Turner).

The table below describes each committee’s membership, as well as each committee’s primary responsibilities and meetings held in 2025.

NOMINATING, GOVERNANCE AND SUSTAINABILITY COMMITTEE	NUMBER OF MEETINGS HELD	5

Primary Responsibilities

●
identify individuals qualified to become Board members, consistent with criteria approved by the Board
●
recommend to the Board the director nominees for our next annual meeting of stockholders
●
recommend to the Board director nominees (including chairpersons) for each of our Board committees
●
provide oversight and guidance with respect to environmental compliance, safety and sustainability-related matters, and our annual Sustainability Report
●
develop and recommend to the Board our Corporate Governance Guidelines
●
provide oversight with respect to our trade association and political activities

Members
Lynn Dugle (Chair) Charles Crisp Julie Robertson

COMPENSATION AND HUMAN RESOURCES COMMITTEE	NUMBER OF MEETINGS HELD	4

Primary Responsibilities

●
approval and evaluation of the compensation arrangements for our executive officers and directors and our related plans, policies, and programs
●
review the disclosures in our Compensation Discussion and Analysis and provide the annual Compensation and Human Resources Committee Report, both of which are included in this proxy statement
●
administration of our stock compensation plans
●
oversight and review of the company’s human capital management matters and related strategies, programs, policies, and procedures
●
review the relationship between our risk management policies and compensation policies and practices and make a determination as to whether any of our compensation policies or practices expose us to risks

Members(a)
Michael Kerr (Chair) Robert Daniels Julie Robertson
(a)	All of the members of the Compensation Committee qualify as “Non-Employee Directors” under Rule 16b-3 under the Securities Exchange Act of 1934 (as amended, “Exchange Act”).

2026 Proxy Statement	EOG Resources, Inc. | 9

Corporate Governance

AUDIT COMMITTEE	NUMBER OF MEETINGS HELD	8

Primary Responsibilities

●
provide oversight of:
●
our financial reporting and disclosure processes and system of internal controls,
●
the audits and reviews of our financial statements,
●
the performance of our internal audit function and
●
our oil and gas reserves determination process, including the engagement of, and performance of, our independent petroleum consultants
●
appoint, compensate, and oversee our independent auditors, including evaluating the qualifications, performance, and independence of our independent auditors
●
oversight of our enterprise risk management and our guidelines and policies with respect to business conduct and ethics and compliance with legal and regulatory requirements
●
review and approval of the annual Report of the Audit Committee that is included in this proxy statement

Members(a)
Christopher Gaut(b) (Chair) John Chandler(b) Janet Clark(b)
(a)	The Board has selected the members of the Audit Committee based on the Board’s determination that the members are each “financially literate” in satisfaction of the NYSE requirement for listed company audit committee members.
(b)	Indicates accounting or related financial management expertise in accordance with the requirements of the NYSE and designation by the Board as an “audit committee financial expert” (as defined in the SEC rules).

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (including current members and those who had served on such committee at any time during 2025) is a current or former officer or employee of EOG. During the year ended December 31, 2025, none of our executive officers served as a director or member of the compensation committee (or other committee of the board performing equivalent functions) of another entity where an executive officer of such entity served as a director of EOG or on our Compensation Committee.

Stockholder Communications with the Board

Pursuant to the process adopted by the Board, our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary (Kelly H. Turner), who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received in a log established for that purpose, open the communication, make a copy of it for our files, and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received in a log established for that purpose and promptly forward the communication to the director(s) to whom it is addressed. Further information regarding this process can be found on our website at www.eogresources.com/company/board-of-directors.

Our stockholders and other interested parties can also communicate directly with the presiding director for the executive sessions of the non-employee directors, or the non-employee directors as a group, using the same procedure outlined above for general communications with the Board, except any such communication should be addressed to the presiding director or to the non-employee directors as a group, as appropriate.

Environmental, Safety, and Sustainability-Related Matters

Engagement with Stockholders

EOG is committed to open, collaborative communications with our stockholders, transparency, and providing our stockholders with the ability to effectively voice their opinions and provide feedback. We engage in substantive, collaborative discussions and correspondence with various EOG stockholders regarding a range of environmental, safety, and sustainability-related topics as well as other topics, such as our community engagement activities and human capital management initiatives. In addition, we have maintained a productive, ongoing dialogue with our investors regarding our public disclosures addressing such topics. EOG intends to continue engaging in such discussions and correspondence with our stockholders and to periodically update and expand our related public disclosures, as needed.

10 | EOG Resources, Inc.	2026 Proxy Statement

Corporate Governance

2024 Sustainability Report

Our 2024 Sustainability Report, published in October 2025, details our 2024 activities and accomplishments, including achieving our near-term emissions targets, and areas of focus moving forward. The report also reflects our ongoing commitment to transparency and enhancing our environmental, safety, and sustainability-related disclosures. The subjects featured highlight EOG’s decentralized structure and focus on enabling innovation. Our 2024 Sustainability Report reflects the contributions of many employees across multiple functions throughout the company and, we believe, is a great example of EOG’s multi-disciplinary teamwork, culture, and our commitment to sustainability.

Our 2024 Sustainability Report and our 2024 EEO-1 report are each available in the “Sustainability” section of our corporate website. Our 2025 Sustainability Report (to be published in the second half of 2026) will contain updated narrative and quantitative disclosures regarding our environmental, safety, and sustainability-related activities undertaken in 2025.

2026 Safety and Environmental Goals for Executive Compensation

As further discussed in the “Compensation Discussion and Analysis” section below, as part of our compensation program, EOG’s executive officers are eligible to receive annual bonuses under the EOG Resources, Inc. Second Amended and Restated Annual Bonus Plan (“Annual Bonus Plan”) based on the achievement of financial, strategic, operational, and organizational goals established by the Compensation Committee.

These goals have historically included goals focused on our continued commitment to strong safety and environmental performance, including, beginning with our goals for 2020 and based on stockholder feedback, a separately weighted safety and environmental goal based on specified performance metrics.

The separately weighted safety and environmental goals established for 2025 encompassed our total recordable incident rate, severity index rate, safety leadership program attendance, oil spill and oil recovery rates, GHG and flaring emissions intensity rates, methane emissions percentage, and wellhead gas capture rate, in each case with specified target performance as further discussed in the “Annual Bonus” discussion below, and with the safety performance metrics collectively weighted 7.5% and the environmental performance metrics collectively weighted 7.5%.

To evaluate our 2026 performance, the Compensation Committee has again established separate safety and environmental goals, each weighted 7.5%, based on specified performance metrics. The safety performance metrics include our total recordable incident rate, lost time incident rate, severity index rate, safety leadership program attendance, and number of engineered safety solutions, and the environmental performance metrics include our oil spill and oil recovery rates, GHG and flaring emissions intensity rates, methane emissions percentage, and wellhead gas capture rate.

Please see the “Glossary of Terms” included in Annex A for definitions of certain of the terms used above.

Codes of Conduct and Ethics and Corporate Governance Guidelines

Pursuant to NYSE and SEC rules, we have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our directors, officers, and employees, and a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer, and controllers.

You can access our Code of Conduct and Code of Ethics on our website at www.eogresources.com/company/board-of-directors, and any stockholder who so requests may obtain a copy of our Code of Conduct or Code of Ethics by submitting a written request to our Corporate Secretary (Kelly H. Turner). We intend to disclose any amendments to our Code of Conduct or Code of Ethics and any waivers with respect to our Code of Conduct or Code of Ethics granted to our principal executive officer, our principal financial officer, our principal accounting officer, any of our controllers or any of our other employees performing similar functions on our website at www.eogresources.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the disclosure. There have been no waivers granted with respect to our Code of Conduct or our Code of Ethics to any such officers or employees or to any of our directors.

Further, we have adopted, pursuant to NYSE rules, Corporate Governance Guidelines, which may be accessed on our website at www.eogresources.com/company/board-of-directors. Any stockholder may obtain a copy of our Corporate Governance Guidelines by submitting a written request to our Corporate Secretary.

2026 Proxy Statement	EOG Resources, Inc. | 11

Proposal 1. Election of Directors

Our Board recommends a vote FOR each Director Nominee

Director Nominees

John D. Chandler |56 Independent Director Since: 2025 Other Public Company Boards: 2 Board Committees: A	Janet F. Clark |71 Independent Director Since: 2014 Other Public Company Boards: 1 Board Committees: A

Charles R. Crisp |78 Independent Director Since: 2002 Other Public Company Boards: 1 Board Committees: NGS	Robert P. Daniels |67 Independent Director Since: 2017 Other Public Company Boards: 0 Board Committees: CHR

Lynn A. Dugle |66 Independent Director Since: 2023 Other Public Company Boards: 3 Board Committees: NGS (Chair)	C. Christopher Gaut |69 Independent Director Since: 2017 Other Public Company Boards: 0 Board Committees: A (Chair)

Michael T. Kerr |66 Independent Director Since: 2020 Other Public Company Boards: 1 Board Committees: CHR (Chair)	Julie J. Robertson |70 Independent Director Since: 2019 Other Public Company Boards: 2 Board Committees: NGS, CHR

Ezra Y. Yacob |49 Non-Independent Director Since: 2021 Other Public Company Boards: 0 Board Committees: 0

A: Audit Committee

CHR: Compensation and Human Resources Committee

NGS: Nominating, Governance and Sustainability Committee

12 | EOG Resources, Inc.	2026 Proxy Statement

Proposal 1. Election of Directors

At the Annual Meeting, nine directors are to be elected to hold office until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified (or until such director’s earlier resignation, removal, or death). All of the nominees are current directors.

Our director nominees bring a wealth and variety of relevant experience, skills, and viewpoints to the Board. Below are descriptions of certain key skills and areas of experience that we believe are relevant to our business along with a matrix setting forth the skills and areas of experience possessed by each of our director nominees.

Key Director Skills and Areas of Experience	CHANDLER	CLARK	CRISP	DANIELS	DUGLE	GAUT	KERR	ROBERTSON	YACOB
Executive Management Has a demonstrated record of leadership and valuable perspectives on issues affecting large and complex organizations	•	•	•	•	•	•	•	•	•

Financial Reporting, Accounting & Finance
Has an understanding of, and experience with, financial reporting and accounting matters and capital markets matters (both debt and equity) relevant to a large, publicly traded company

	•	•	•		•	•	•	•	•
Energy Industry Contributes valuable perspective on issues specific to our operations in the oil and gas industry	•	•	•	•		•	•	•	•
Corporate Governance & Risk Management Has an understanding of, and experience with, the roles of corporate strategy and risk management necessary for organizational performance	•	•	•	•	•	•	•	•	•
International Provides valuable insights into the international aspects of our business and operations		•	•	•	•	•	•	•	•
Governmental & Regulatory Has an understanding of the effect governmental and regulatory actions and decisions may have on our business		•	•	•	•	•	•	•	•
Environmental, Health & Safety Strengthens the Board’s oversight and understanding of the interrelationship between environmental and safety matters and our operational activities and strategy		•	•	•	•	•	•	•	•
Human Resources & Compensation Has an understanding of compensation factors and components that influence the attraction, motivation, and retention of a talented workforce	•	•	•	•	•	•	•	•	•
Civic, Community & Charitable Organizations Contributes to a better understanding of sustainable engagements with the communities in which we do business	•	•	•	•	•	•	•	•	•

Technical, Geologic, and Engineering
Education background brings an understanding of technical, geologic, and engineering disciplines necessary for the identification of our exploration plays and development of our prospect inventory

			•	•		•	•		•
Information Technology Contributes to the Board’s understanding of innovative information technology applications utilized in our operations and business		•	•	•	•	•	•	•	•

2026 Proxy Statement	EOG Resources, Inc. | 13

Proposal 1. Election of Directors

As previously discussed, the charts below reflect the demographics and tenure of our director nominees as of May 20, 2026 (the date of our Annual Meeting). Assuming all of our director nominees are elected, the average tenure of our directors as of May 20, 2026 will be 8.4 years.

BOARD DEMOGRAPHICS	BOARD TENURE

Minority representation on the Board is 11%

We believe that our director nominees possess high standards of personal and professional ethics, character, integrity, and values; an inquisitive and objective perspective; practical wisdom; mature judgment; varied professional experiences, skills, and backgrounds; a proven record of success in their respective fields; and, collectively, valuable knowledge of our business and of the oil and gas industry. Further, each of our director nominees is willing and able to devote sufficient time to carrying out his or her duties and responsibilities as a director effectively and is committed to serving EOG and our stockholders.

Set forth below, in each director nominee’s biographical information, is additional discussion of the specific experience, qualifications, and skills attributable to such nominee that led the Board, as of the date of this proxy statement, to its conclusion that the nominee should serve as a director of EOG. Director nominee ages and biographical information set forth below are as of February 28, 2026.

A majority of the votes cast in person or by proxy by the holders of our Common Stock entitled to vote at the Annual Meeting is required to elect a nominee. Under our bylaws, (1) a “majority of the votes cast” means that the number of shares voted “FOR” a nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election and (2) votes cast shall include votes “FOR” and “AGAINST” and exclude abstentions with respect to that nominee’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within 10 days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that nominee’s election.

Pursuant to our Corporate Governance Guidelines, any nominee for director who fails to receive a majority of the votes cast at the Annual Meeting must, promptly following certification of the stockholder vote, tender his or her resignation to the Nominating Committee. The Nominating Committee (excluding, if applicable, the nominee who tendered the resignation) will evaluate the resignation in light of the best interests of the company and our stockholders in determining whether to accept or reject the resignation or take other action. The Nominating Committee will make a recommendation to the Board, which will then act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the stockholder vote.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the accompanying form of proxy to vote for a substitute.

Pursuant to our bylaws, the Board has set the number of directors that shall constitute the Board at nine. Accordingly, proxies cannot be voted for a greater number of persons than the number of nominees named on the accompanying form of proxy, and stockholders may not cumulate their votes in the election of directors.

14 | EOG Resources, Inc.	2026 Proxy Statement

Proposal 1. Election of Directors

Director Biographies

Mr. Chandler has more than 30 years of experience in the energy industry, predominantly in financial leadership and business development roles. Mr. Chandler served as Senior Vice President and Chief Financial Officer for The Williams Companies, Inc. (“Williams”), a publicly traded energy infrastructure provider focused on the gathering, processing, transportation, and storage of natural gas, from 2017 until his retirement in 2022.

From 2002 until his retirement in 2014, Mr. Chandler served as Chief Financial Officer, Treasurer and Chief Accounting Officer for Magellan Midstream Partners (a then-publicly traded limited partnership focused on the transportation, storage and distribution of refined petroleum products and crude oil) and, from 1992 to 2002, held various positions of increasing responsibility at Williams and at MAPCO Inc., including financial and strategic planning and accounting roles.

Mr. Chandler currently serves as the Chairman of the Board and a member of the Strategy Committee of Matrix Services Company, a publicly traded specialty engineering and construction contractor for the energy and industrial markets, where he has been a director since 2017. Mr. Chandler has also served as a director for LSB Industries, Inc., a publicly traded ammonia manufacturer, since 2024, and is currently the Chairman of the Audit Committee.

Mr. Chandler previously served as a director of the following public companies between 2013 and 2017: Green Plains Partners LP, a provider of fuel storage and transportation services (including Audit Committee service), Cone Midstream Partners LP, a provider of natural gas gathering and other midstream energy services (including Audit Committee service) and USA Compression Partners, LP, a provider of natural gas compression services (including service as Audit Committee chairman).

John D. Chandler
Age: 56 Director since: 2025

Ms. Clark has extensive leadership and financial experience, having most recently served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation (“Marathon”) from January 2007 until her retirement in October 2013. Prior to that, she was Senior Vice President and Chief Financial Officer of Marathon from January 2004 to January 2007. From 2001 through 2003, Ms. Clark served as Senior Vice President and Chief Financial Officer of Nuevo Energy Company and, from 1997 until 2000, she held various roles at Santa Fe Snyder Corporation, including Chief Financial Officer and Executive Vice President of Corporate Development and Administration.

Ms. Clark is also a director of Texas Instruments Incorporated (since 2015), a publicly traded global semiconductor design and manufacturing company, where she serves as Lead Director and Chair of the Audit Committee.

Ms. Clark is also a member of the Board of Directors of Resources for the Future (since 2021), an independent, nonprofit research institution based in Washington, D.C. whose mission is to improve environmental, energy and natural resource decisions through impartial economic research and policy engagement.

From 2015 to 2018, Ms. Clark served as a director of Goldman Sachs BDC, Inc., a specialty finance company and regulated management investment company, where she served as a member of the Audit, Compliance, Compensation, Contract Review, and Governance and Nominating Committees. Ms. Clark also previously served as a director of Goldman Sachs Private Middle Market Credit LLC, a regulated investment company and business development company, from 2016 to 2018.

In addition, Ms. Clark served on the Board of Directors and Audit Committee of Dell Inc. from September 2011 to October 2013, including service as chairperson of the Audit Committee during 2013. Ms. Clark also served on the Board of Directors of Exterran Holdings, Inc. (and its predecessor company, Universal Compression Holdings, Inc.) from 2003 until 2011, including service as Audit Committee chairperson from 2004 to 2011.

Janet F. Clark
Age: 71 Director since: 2014

2026 Proxy Statement	EOG Resources, Inc. | 15

Proposal 1. Election of Directors

Mr. Crisp began his career in the oil and gas industry over 50 years ago with Conoco Inc. and has held senior management positions with numerous energy companies, including (i) Coral Energy, LLC, a subsidiary of Shell Oil Company, where he served as President and Chief Executive Officer from 1999 until his retirement in November 2000 and as President and Chief Operating Officer from 1998 to 1999; (ii) Houston Industries Incorporated, where he served as President of the power generation group from 1996 to 1998; and (iii) Tejas Gas Corporation, a major intrastate natural gas pipeline company, where he served as President, Chief Operating Officer, and a director from 1988 to 1996.

Mr. Crisp has also accumulated over 20 years of experience as a director of publicly traded energy companies. Mr. Crisp is currently a director of Targa Resources Corp. (since 2005), a provider of midstream natural gas and natural gas liquids services, where he currently serves on the Sustainability and Nominating and Governance Committees.

Mr. Crisp served as a director of Intercontinental Exchange, Inc. (“ICE”) from 2002 to 2022, including service on the Compensation and Audit Committees. ICE is an operator of regulated exchanges, trading platforms and clearing houses. Mr. Crisp continues to serve as a director of four of ICE’s wholly owned subsidiaries.

In addition, Mr. Crisp served as a director of Southern Company Gas (formerly, AGL Resources Inc.) from 2016 to 2023. Southern Company Gas is a wholly owned subsidiary of Southern Company and a leading provider of natural gas and electric utilities.

Mr. Crisp also served on the Board of Directors of AGL Resources Inc. (a then-publicly traded company providing natural gas distribution and marketing services) from 2003 to 2016, where he also served as a member of the Compensation Committee and Executive Committee and as chairperson of the Finance and Risk Management Committee. In 2016, AGL Resources Inc. was acquired by, and became a wholly owned subsidiary of, Southern Company.

Charles R. Crisp
Age: 78 Director since: 2002

Mr. Daniels has extensive experience in the oil and gas exploration and production industry. Mr. Daniels served in various senior management positions during his 32 year career with Anadarko Petroleum Corporation (“Anadarko”), a publicly traded oil and gas exploration and production company. Prior to his retirement in December 2016, Mr. Daniels served as President, Anadarko Canada, from 2001 to 2004, as Senior Vice President, Exploration and Production, from 2004 to 2006, as Senior Vice President, Worldwide Exploration, from 2006 to 2013, and as Executive Vice President, International and Deepwater Exploration, from 2013 to 2016. Mr. Daniels was a member of Anadarko’s executive committee from 2004 to 2016 and also served as an executive committee representative to the Governance and Risk Committee of Anadarko’s Board of Directors.

Since 2010, Mr. Daniels has served on the Board of Directors of MicroSeismic, Inc. (“MicroSeismic”) as an independent, non-executive director. Mr. Daniels is also a member of MicroSeismic’s Nominations & Governance Committee. MicroSeismic is an oilfield services company providing completions evaluation services and real-time monitoring and mapping of hydraulic fracture operations in unconventional oil and gas plays.

Robert P. Daniels
Age: 67 Director since: 2017

16 | EOG Resources, Inc.	2026 Proxy Statement

Proposal 1. Election of Directors

Ms. Dugle has more than 30 years of executive leadership and senior management experience in the defense, intelligence and high-tech industries. Ms. Dugle served as the Chief Executive Officer of Engility Holdings, Inc. (“Engility”), a publicly traded engineering and technology consulting company, from 2016 until the sale of the company in 2019. Ms. Dugle also served as Chairman and President of Engility.

Prior to joining Engility in 2016, Ms. Dugle served more than a decade in senior management positions at Raytheon Company (“Raytheon”), a publicly traded company specializing in defense and other government markets worldwide, including Vice President, Engineering, Technology and Quality and President of Intelligence, Information and Services. Before joining Raytheon in 2004, Ms. Dugle held international and officer-level positions with ADC Telecommunications, Inc. Ms. Dugle began her career at Texas Instruments Incorporated, a global semiconductor design and manufacturing company, as a manufacturing engineer.

Ms. Dugle currently serves as the Lead Independent Director of Micron Technology, Inc. (since 2020), a publicly traded developer of memory and storage solutions, where she also serves as a member of the Governance & Sustainability and Compensation Committees. Ms. Dugle also currently serves as a director of KBR, Inc. (since 2020), a publicly traded provider of science, technology and engineering solutions, where she serves as the Chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee.

In addition, Ms. Dugle serves as a director of TE Connectivity Ltd. (since 2020), a publicly traded provider of connectivity, communications and sensing products, where she serves as a member of the Audit Committee and as co-chair of the Joint Committee on Cybersecurity.

Ms. Dugle previously served on the board of directors of State Street Bank and Trust Company, including as Chair of the Technology, Operations and Cyber Committee and as a member of the Audit Committee. She also served as an Advisor Partner of First Light Acquisition Group Inc. and as a director of Avantus Federal before it was sold in 2022.

Lynn A. Dugle
Age: 66 Director since: 2023

Mr. Gaut has extensive leadership experience and financial and operational expertise in the oilfield services, contract drilling and equipment sector of the oil and gas industry. He has served as a Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer for over 30 years for various public companies.

Beginning in August 2010, Mr. Gaut served as the Chairman of the Board, President and/or Chief Executive Officer of Forum Energy Technologies, Inc. (“Forum”). Effective February 2022, Mr. Gaut retired from his positions as President and Chief Executive Officer of Forum, and he became Forum’s Executive Chairman of the Board. In December 2023, Mr. Gaut transitioned to the role of non-executive Chairman of the Board of Forum. Effective May 2025, Mr. Gaut retired from the Board of Forum and did not stand for re-election at Forum’s 2025 annual stockholders meeting. Forum is a leading energy manufacturing company, primarily serving oil service companies, drilling contractors as well as non-oil and gas customers.

Prior to the formation of Forum, Mr. Gaut served as (i) a Managing Director of SCF Partners, a Houston based private equity firm investing in oilfield service and equipment companies, from 2009 until 2010; (ii) President of the Drilling and Evaluation Division of Halliburton Company (“Halliburton”), a publicly traded provider of oilfield services and products to the upstream oil and gas industry, from 2008 until 2009; and (iii) Halliburton’s Executive Vice President and Chief Financial Officer from 2003 to 2007.

In addition, from 2008 until 2019, Mr. Gaut served on the Board of Directors of Valaris plc (formerly known as Ensco Rowan plc and as Ensco plc) (“Valaris”), a leading global offshore drilling contractor, where he also served as a member of the Nominating and Governance Committee. Mr. Gaut also previously served as Co-Chief Operating Officer of Valaris from January 2002 to February 2003, and as Senior Vice President and Chief Financial Officer of Valaris from December 1987 until February 2003.

Further, from 2016 until 2019, Mr. Gaut served as a director of Key Energy Services, Inc., a publicly traded well service company, where he served as a member of the Audit Committee and as its lead independent director.

C. Christopher Gaut
Age: 69 Director since: 2017

2026 Proxy Statement	EOG Resources, Inc. | 17

Proposal 1. Election of Directors

Mr. Kerr, who retired from Capital Group effective October 1, 2020, has over 36 years of investment experience, including 35 years with Capital Group, one of the world’s oldest and largest investment management organizations.

During his tenure with Capital Group, Mr. Kerr managed multiple funds as an equity portfolio manager and covered global oil and gas companies for Capital Group as an equity investment analyst. As a result, Mr. Kerr has acquired extensive knowledge of the oil and gas exploration and production industry.

Prior to joining Capital Group, Mr. Kerr was an exploration geophysicist with Cities Service Company. Mr. Kerr currently serves as a board member for various civic and non-profit organizations.

Mr. Kerr is also a director of Kerry Group plc (since 2021), a publicly traded company and global leader in the development of taste and nutrition solutions for the food, beverage and pharmaceutical markets, where he serves as a member of the Audit Committee, Remuneration Committee, and Governance and Nomination Committee.

Michael T. Kerr
Age: 66 Director since: 2020

Ms. Robertson has extensive experience in the oil and gas industry and a wealth of knowledge of the drilling services sector from her 42-year career and various roles with Noble Corporation plc (“Noble”), a publicly traded company and one of the world’s largest offshore drilling companies.

Ms. Robertson served in the role of Executive Chairman of Noble from May 2020 until her retirement from Noble in February 2021. Previously, Ms. Robertson served as Chairman of the Board, President and Chief Executive Officer of Noble from January 2018 until May 2020. Ms. Robertson previously served in various other management roles for Noble and its subsidiaries, including (i) Executive Vice President from 2006 to January 2018, (ii) Senior Vice President — Administration from 2001 to 2006 and (iii) Vice President — Administration from 1996 to 2001. Ms. Robertson also served continuously as Corporate Secretary of Noble from 1993 until assuming the Chairman’s role in 2018. Ms. Robertson joined a predecessor subsidiary of Noble in 1979.

Ms. Robertson is also Chair of the Board of Seadrill Limited (since 2022), a publicly traded worldwide provider of offshore oil and gas drilling services, where she also serves as a member of the Joint Nomination and Remuneration Committee.

In addition, Ms. Robertson is a director of Patterson-UTI Energy, Inc. (since 2022), a publicly traded provider of drilling and pressure pumping services, directional drilling, rental equipment and technology to the oil and gas industry, where she serves as a member of the Audit Committee and as Chair of the Nominating and Corporate Governance Committee.

Julie J. Robertson
Age: 70 Director since: 2019

Mr. Yacob was appointed Chairman of the Board, effective October 2022. Mr. Yacob was previously named EOG’s Chief Executive Officer and appointed as a Director of EOG, effective October 2021. Mr. Yacob previously served as President from January 2021 through September 2021; Executive Vice President, Exploration and Production from December 2017 to January 2021; Vice President and General Manager in Midland from May 2014 to December 2017; and Division Exploration Manager in Midland and in Fort Worth from March 2012 to May 2014. Prior to that, Mr. Yacob served in various geoscience and leadership positions. He joined EOG in August 2005.

Before joining EOG, Mr. Yacob worked for the Minerals Division at the United States Geological Survey.

Ezra Y. Yacob
Age: 49 Director since: 2021

18 | EOG Resources, Inc.	2026 Proxy Statement

Director Compensation and Stock
Ownership Guidelines

In addition to its duties relating to executive compensation, the Compensation Committee is also responsible for determining, and making recommendations to the Board regarding, the compensation of our non-employee directors. At its meeting in the second quarter of 2025, the Compensation Committee conducted its annual review of EOG’s non-employee director compensation program relative to the programs of our peer group (as defined in the “Compensation Discussion and Analysis” section below). Based on the results of its review, the Compensation Committee recommended to the Board the following regarding the total annual compensation of our non-employee directors for the 2025-2026 term: (1) the annual cash retainer for each non-employee director would increase from $100,000 to $110,000 and (2) consistent with the prior year, each non-employee director would be granted restricted stock units (“RSUs”) having a value of $210,000 (the number of RSUs to be granted calculated based on the closing price of EOG’s Common Stock on May 27, 2025 (such date being the Tuesday following each director’s re- election to the Board at our 2025 annual meeting of stockholders (the Monday following being a market holiday)), with the resulting number of units rounded down to a whole unit). Additionally, at its second quarter 2025 meeting, the Compensation Committee recommended to the Board an annual committee chair fee of $20,000 (payable to the chairs of the Audit Committee, Compensation Committee, and Nominating Committee), as well as an annual presiding director fee of $20,000.

The Board adopted this recommendation in connection with its approval of our annual non-employee director compensation at its meeting in the second quarter of 2025. The terms of the RSUs granted to our non-employee directors are described in footnote (b) to the “Director Compensation Table for 2025” below.

In connection with Mr. Chandler’s appointment to the Board effective December 10, 2025, the Committee and the Board determined that Mr. Chandler would be granted RSUs having a value of $87,500 (representing a pro-rated amount of the $210,000 RSU grant value made to our other non-employee directors, effective May 27, 2025, for the 2025-2026 term). The number of RSUs granted to Mr. Chandler was calculated based on such pro-rated value and the closing price of EOG’s Common Stock on December 15, 2025 (such date being the Monday following the effective date of Mr. Chandler’s appointment), with the resulting number of units rounded down to a whole unit.

In accordance with our stock ownership guidelines for non-employee directors (adopted by the Compensation Committee in December 2009 and most recently amended by the Compensation Committee effective February 11, 2026), each non-employee director is required to own EOG stock (whether in the form of shares of Common Stock or phantom stock issued pursuant to the EOG Resources, Inc. 409A Deferred Compensation Plan (as amended, the “Deferral Plan”), or both) in an aggregate amount equal to five times the annual cash retainer for non-employee directors as shall be in effect from time to time. A non-employee director must attain compliance with these stock ownership guidelines within five years from the date of his or her initial election to the Board. If a non-employee director is not at any time in compliance with such guidelines, such director (i) may only sell up to 35% of the shares of Common Stock resulting from a vesting of RSUs in order to cover the tax obligations arising from the vesting and (ii) is required to hold the remaining shares received upon the vesting until such time as the non-employee director is in compliance. These stock ownership guidelines apply only to the grants of RSUs to our non-employee directors effective on or after May 6, 2019 (until otherwise determined by the Compensation Committee and the Board). The stock ownership guidelines applicable to previous grants to our non-employee directors continue in full force and effect as to such grants. As of the date of this proxy statement, all of our non-employee directors were in compliance with the applicable stock ownership guidelines, except for Mr. Chandler, who (as referenced above) has five years from his December 10, 2025 appointment date to attain compliance.

Mr. Yacob, as our CEO, is subject to the stock ownership guidelines applicable to our executive officers and other senior management discussed below, and does not receive any compensation in respect of his services as a director or as our Chairman of the Board.

2026 Proxy Statement	EOG Resources, Inc. | 19

Director Compensation and Stock Ownership Guidelines

Director Compensation Table for 2025

The following table summarizes certain information regarding compensation paid or accrued during 2025 to each non-employee director.

	Fees
	Earned
	or Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)(a)	($)(b)	($)(c)	($)
John D. Chandler(d)	$0	$87,498	$0	$87,498
Janet F. Clark	$115,000	$209,891	$100,000	$424,891
Charles R. Crisp	$105,000	$209,891	$103,160	$418,051
Robert P. Daniels	$125,000	$209,891	$103,160	$438,051
Lynn A. Dugle	$115,000	$209,891	$100,000	$424,891
C. Christopher Gaut	$125,000	$209,891	$100,360	$435,251
Michael T. Kerr	$115,000	$209,891	$100,000	$424,891
Julie J. Robertson	$115,000	$209,891	$19,650	$344,541
Donald F. Textor(e)	$41,667	$0	$200,000	$241,667
(a)	Non-employee directors can defer all or a portion of their cash fees to a later specified date by participating in the Deferral Plan. Under the Deferral Plan, deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds, or (2) a phantom stock account, in which deferrals are treated as if such amounts are used to purchase our Common Stock at the closing price on the date such deferred fees would otherwise have been paid, and includes reinvestment of dividends. In 2025, two of our non-employee directors deferred their cash fees by participating in the Deferral Plan.
(b)	Each non-employee director (other than Mr. Chandler) received, in connection with his or her re-election to the Board at our 2025 annual meeting of stockholders, 1,887 RSUs on May 27, 2025 (based on the closing price of our Common Stock on the NYSE of $111.23 per share on such date). Upon his initial election to the Board, Mr. Chandler received 826 RSUs on December 15, 2025 (based on the closing price of our Common Stock on the NYSE of $105.93 per share on such date). RSUs granted to non-employee directors were granted under the EOG Resources, Inc. 2021 Omnibus Equity Compensation Plan (“2021 Stock Plan”) and vest 100% after one year. Non-employee directors can defer receipt of their RSU grant (and, if the non-employee director so elects, the dividends credited thereon) to a later specified date by participating in the phantom stock account of the Deferral Plan. The 1,887 RSUs granted to our non-employee directors (other than Mr. Chandler) and the 826 RSUs granted to Mr. Chandler are the only RSUs or other equity-based awards held by our non-employee directors as of December 31, 2025, and the market value of the unvested RSUs for each non-employee director (based on the closing price of our Common Stock on the NYSE of $105.01 per share on December 31, 2025) is as follows: Mr. Chandler, $86,738; Mses. Clark, Dugle, and Robertson and Messrs. Crisp, Daniels, Gaut, and Kerr, $198,154.
(c)	All Other Compensation for 2025 consists of:
●	Charitable matching contributions made by EOG for non-employee directors as follows: Mses. Clark and Dugle and Messrs. Crisp, Daniels, Kerr, and Textor, $100,000; Mr. Gaut, $97,200; and Ms. Robertson, $19,650. Please see “Other Compensation Programs and Policies — Other Compensation and Benefits — Matching Gifts” below for a description of our charitable gifts matching program applicable to all employees and non-employee directors.
●	A university endowed fund in the amount of $100,000 established by EOG in the name of Mr. Textor and his spouse, in recognition of Mr. Textor’s retirement from the Board.
●	Reimbursement for spousal travel for Messrs. Crisp, Daniels, and Gaut of $3,160.
(d)	Mr. Chandler was appointed to the Board effective December 10, 2025.
(e)	Mr. Textor retired from the Board effective at the end of the 2024-2025 term, which expired in conjunction with the 2025 annual meeting of stockholders.

20 | EOG Resources, Inc.	2026 Proxy Statement

Voting Rights and Principal Stockholders

Holders of record of our Common Stock as of the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. As of the Record Date, there were 535,715,814 shares of our Common Stock outstanding. Other than our Common Stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and do not have cumulative voting rights with respect to the election of directors.

Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who beneficially owned more than 5% of our Common Stock, based on beneficial ownership filings with the SEC as of March 15, 2026. We have prepared the table and the related notes below based on such filings with the SEC, and we have not sought to independently verify any of such information.

Name and	Number of	Percent of
Address of Beneficial Owner	Shares	Class(a)
The Vanguard Group(b)	54,643,522	10.20%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(c)	40,956,544	7.64%
50 Hudson Yards
New York, NY 10001
Capital World Investors(d)	40,823,482	7.62%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
State Street Corporation(e)	35,456,435	6.62%
State Street Financial Center
One Congress Street, Suite 1
Boston, MA 02114
JPMorgan Chase & Co.(f)	29,540,610	5.51%
383 Madison Avenue
New York, NY 10179
(a)	Based on 535,982,641 shares of our Common Stock outstanding as of March 15, 2026.
(b)	Based on its Schedule 13G/A filed on June 5, 2025 with respect to its beneficial ownership of our Common Stock as of May 30, 2025, The Vanguard Group has sole dispositive power with respect to 51,896,706 shares, shared voting power with respect to 697,307 shares and shared dispositive power with respect to 2,746,816 shares.
(c)	Based on its Schedule 13G/A filed on January 26, 2024 with respect to its beneficial ownership of our Common Stock as of December 31, 2023, BlackRock, Inc. has sole voting power with respect to 37,229,599 shares and sole dispositive power with respect to 40,956,544 shares.
(d)	Based on its Schedule 13G/A filed on February 13, 2026 with respect to its beneficial ownership of our Common Stock as of December 31, 2025, Capital World Investors has sole voting power with respect to 40,410,683 shares and sole dispositive power with respect to 40,823,482 shares.
(e)	Based on its Schedule 13G/A filed on January 29, 2024 with respect to its beneficial ownership of our Common Stock as of December 31, 2023, State Street Corporation has shared voting power with respect to 26,493,920 shares and shared dispositive power with respect to 35,436,238 shares.
(f)	Based on its Schedule 13G filed on July 30, 2025 with respect to its beneficial ownership of our Common Stock as of June 30, 2025, JPMorgan Chase & Co. has sole voting power with respect to 26,271,024 shares, shared voting power with respect to 185,687 shares, sole dispositive power with respect to 29,434,802 shares and shared dispositive power with respect to 96,570 shares.

2026 Proxy Statement	EOG Resources, Inc. | 21

Voting Rights and Principal Stockholders

Stock Ownership of the Board and Management

The following table sets forth certain information regarding the ownership of our Common Stock by (1) each director and director nominee of EOG, (2) each Named Executive Officer of EOG named in the “Summary Compensation Table” in the “Executive Compensation” section below, and (3) all current directors and executive officers of EOG as a group, in each case as of March 15, 2026. Under Rule 13d-3 under the Exchange Act, a person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. May 14, 2026 is the date 60 days from March 15, 2026, the date as of which ownership is reported in this table.

		Stock-Settled		Restricted
		Stock		Stock Units,
		Appreciation		Performance
	Shares	Rights	Total	Units and
	Beneficially	Exercisable	Beneficial	Phantom	Total
Name	Owned(a)	by 5-14-26(b)	Ownership	Shares(c)	Ownership(d)
John D. Chandler	0	0	0	826	826
Janet F. Clark	0	0	0	47,370	47,370
Charles R. Crisp	20,423	0	20,423	42,787	63,210
Robert P. Daniels	0	0	0	32,700	32,700
Michael P. Donaldson	83,809	0	83,809	102,836	186,645
Lynn A. Dugle	0	0	0	6,026	6,026
C. Christopher Gaut	500	0	500	20,741	21,241
Ann D. Janssen	79,194	6,289	85,483	58,552	144,035
Michael T. Kerr	168,250	0	168,250	20,963	189,213
Jeffrey R. Leitzell	87,442	5,266	92,708	56,401	149,109
Julie J. Robertson	13,722	0	13,722	1,887	15,609
Ezra Y. Yacob	277,877	0	277,877	162,552	440,429
All current directors and executive officers as a group (12 in number)	731,217	11,555	742,772	553,641	1,296,413
(a)	Includes (1) shares for which the person directly or indirectly has sole or shared voting or investment power and (2) shares of restricted stock held under the 2021 Stock Plan for which the participant has sole voting power and no investment power until such shares vest in accordance with the provisions of the 2021 Stock Plan.
(b)	The shares shown in this column, which are not reflected in the adjacent column entitled “Shares Beneficially Owned,” consist of shares of our Common Stock that would be received upon the exercise of stock-settled stock appreciation rights (“SARs”) held under the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan or the 2021 Stock Plan by the individuals shown that are exercisable on or before May 14, 2026, based on, for purposes of this table, the closing price of our Common Stock on the NYSE of $133.60 per share on March 13, 2026, net of a number of shares equal to the minimum statutory tax withholding requirements with respect to such exercise (which shares would be deemed forfeited in satisfaction of such taxes). The shares shown in this column are “beneficially owned” under Rule 13d-3 under the Exchange Act.
(c)	Includes (1) RSUs held under the 2021 Stock Plan vesting after May 14, 2026 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 2021 Stock Plan; (2) RSUs with performance-based conditions (also referred to herein as “performance units”) (assuming a performance multiple of 100%) held under the 2021 Stock Plan vesting after May 14, 2026 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 2021 Stock Plan; and (3) phantom shares held in the individual’s phantom stock account under the Deferral Plan for which the individual has no voting or investment power until such phantom shares are released as shares of our Common Stock in accordance with the provisions of the Deferral Plan and the individual’s deferral election. Because such units and shares will not vest or be released on or before May 14, 2026, the units and shares shown in this column are not “beneficially owned” under Rule 13d-3 under the Exchange Act.
(d)	None of our directors or Named Executive Officers beneficially owned, as of March 15, 2026, more than 1% of the shares of our Common Stock outstanding as of March 15, 2026. Based on 535,982,641 shares of our Common Stock outstanding as of March 15, 2026, our current directors and executive officers as a group (12 in number) beneficially owned approximately 0.1% of the shares of our Common Stock outstanding as of March 15, 2026 and had total ownership of approximately 0.2% of the shares of our Common Stock outstanding as of March 15, 2026.

22 | EOG Resources, Inc.	2026 Proxy Statement

Related Party Transactions

We have adopted a written policy relating to the review and approval of “related party transactions”. Generally, under this policy and related SEC regulations, (1) a “related party transaction” is a transaction, or a material amendment to a transaction, involving more than $120,000 between a “related party” and EOG or one of its subsidiaries and (2) a “related party” is (a) a director, director nominee or executive officer of EOG, (b) a beneficial owner of more than 5% of our Common Stock, (c) an immediate family member of, or person sharing the home of, an EOG director, director nominee or executive officer or beneficial owner of more than 5% of our Common Stock or (d) an entity that is owned or controlled by any of the foregoing persons or for which any of the foregoing persons serves as an executive officer, general partner or principal or in a similar capacity or position.

Consistent with the recommendations of the NYSE, our policy requires the Audit Committee to review and approve (in the case of a proposed transaction) or ratify (in the case of an existing transaction) each related party transaction and any material amendment to any such transaction. In reviewing and approving, or ratifying, as the case may be, any related party transaction or material amendment to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party’s relationship to EOG and interest in the transaction and as to the material facts of the transaction, and must determine that the related party transaction (i) is in, or is not inconsistent with, the best interests of EOG and our stockholders and (ii) does not present any conflicts of interest. In addition, the members of the Audit Committee are periodically asked to confirm that they are not aware of any related party transactions, other than any such transactions previously discussed with the Audit Committee.

JPMorgan Chase & Co. filed a Schedule 13G with the SEC in July 2025 reporting that it was the beneficial owner of approximately five percent of our outstanding Common Stock (see “Voting Rights and Principal Stockholders – Stock Ownership of Certain Beneficial Owners” above). From time to time, in the ordinary course of our business, we engage in certain investment banking arrangements, commercial banking-related arrangements and other financial and commercial arrangements and transactions with JPMorgan Chase & Co. (including its subsidiaries and affiliates, “JPM”). In addition, JPM has served from time to time as share repurchase agent in connection with EOG’s Board-authorized share repurchase program, including for repurchases during the first quarter 2026. JPM does not exercise any control over our business and operations and, except for the voting of its shares of our Common Stock at our annual stockholders meetings, does not participate in the management of our business and operations.

During fiscal year 2025, JPM served as the administrative agent for, and a committed lender under, (i) our $1.9 billion senior unsecured revolving credit facility (dated June 7, 2023 and terminated effective December 3, 2025) and (ii) our $3.0 billion senior unsecured revolving credit facility (dated December 3, 2025 and which replaced the above-referenced facility dated June 7, 2023). Also during fiscal year 2025, JPM and other financial institutions were parties to a commitment letter with EOG, in respect of a $2.0 billion senior unsecured 364-day bridge loan facility (which commitments were dated May 30, 2025 and were terminated effective July 1, 2025), entered into in connection with our 2025 acquisition of Encino Acquisition Partners, LLC. In addition, JPM served as an underwriter for our public offerings of senior notes completed in July 2025 and November 2025 and provided customary banking services (such as payment services and account maintenance) to EOG during fiscal year 2025.

In connection with such facilities, senior notes offerings and banking services, JPM received customary fees and underwriting discounts from EOG during fiscal year 2025 totaling approximately $4.0 million. For additional information regarding such revolving credit facilities and senior notes offerings, see Note 2 to the Consolidated Financial Statements included in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

In addition, EOG and JPM are parties from time to time to certain financial commodity derivative transactions and transactions for the physical purchase and sale of natural gas. During fiscal year 2025, (i) EOG made net cash payments to JPM totaling approximately $10.1 million in connection with settlements of financial commodity derivative transactions and (ii) JPM made net cash payments to EOG totaling approximately $5.1 million in connection with the physical purchase and sale of natural gas.

Pursuant to our related party transactions policy, the Audit Committee has (1) satisfied itself that it has been fully informed as to the material facts of EOG’s transactions, arrangements and relationships with JPM (including the nature of such transactions, arrangements and relationships and the fees, other compensation and payments received by JPM in connection therewith); (2) determined that such transactions are in, and are not inconsistent with, the best interests of EOG and our stockholders and (3) approved and ratified our prior and future transactions, arrangements and relationships with JPM.

In addition to our related party transactions policy, our Code of Conduct prohibits transactions involving or benefiting a director or executive officer (or a family member of a director or executive officer) that may constitute a conflict of interest. Any waiver of our Code of Conduct in favor of a director or executive officer requires Board or Board committee approval and reporting under applicable SEC and NYSE regulations, as more fully described under “Corporate Governance — Codes of Conduct and Ethics and Corporate Governance Guidelines” above. There have been no waivers granted with respect to our Code of Conduct to any director or executive officer.

2026 Proxy Statement	EOG Resources, Inc. | 23

Report of the Audit Committee

In connection with the fiscal year 2025 audited financial statements of EOG Resources, Inc. (“EOG”), the Audit Committee of the Board of Directors of EOG, during its February 2026 meeting, (1) reviewed and discussed the audited financial statements with EOG’s management; (2) discussed with EOG’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the United States Securities and Exchange Commission; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by EOG’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements for fiscal year 2025 be included in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the United States Securities and Exchange Commission.

AUDIT COMMITTEE

C. Christopher Gaut, Chairman
John D. Chandler
Janet F. Clark

24 | EOG Resources, Inc.	2026 Proxy Statement

Proposal 2. Ratification of Appointment of Auditors

Our Board recommends a vote FOR Proposal 2

General

For 2025 and 2024, we retained our principal auditors, Deloitte & Touche LLP (“Deloitte”), independent registered public accounting firm, to provide services in the following categories and, in consideration of such services, have paid (or will pay) to Deloitte the following amounts (which, as further discussed below, include certain estimated amounts):

Audit Fees. The aggregate fees billed for professional services rendered by Deloitte in connection with the audits of our annual consolidated financial statements for the fiscal years ended December 31, 2025 and December 31, 2024 and the reviews of our quarterly consolidated financial statements included in our Forms 10-Q for such fiscal years were $4,580,319 and $4,119,532, respectively. In addition, Deloitte renders professional services to EOG in connection with the annual statutory audits of the financial statements of our Trinidad, Bahrain, and UAE subsidiaries. The fees billed for such statutory audits for the fiscal year ended December 31, 2024 totaled $146,440 (for Trinidad); the fees billed for such statutory audits for the fiscal year ended December 31, 2025 (which audits will be finalized in the first half of 2026) are expected to total approximately $270,170 (for Trinidad, Bahrain, and UAE).

Audit-Related Fees. The aggregate fees billed for the fiscal years ended December 31, 2025 and December 31, 2024 for assurance and related services rendered by Deloitte that were reasonably related to the audits and reviews of our consolidated financial statements and/or the above-described statutory audits, but not reportable as Audit Fees above, were $321,000 and $246,000, respectively. Audit-Related Fees for 2025 were primarily for comfort letter work with respect to: (1) our July 2025 offering of our (i) 4.400% Senior Notes due 2028; (ii) 5.000% Senior Notes due 2032; (iii) 5.350% Senior Notes due 2036; and (iv) 5.950% Senior Notes due 2055, and (2) our November 2025 offering of our (i) 4.400% Senior Notes due 2031 and (ii) 5.950% Senior Notes due 2055. Audit-Related Fees for 2024 were primarily for comfort letter work with respect to our November 2024 offering of our 5.650% Senior Notes due 2054 and for services performed in connection with our December 2024 registration statement filing with the SEC.

Tax Fees. Deloitte did not render any tax compliance, tax advice or tax planning services to us for the fiscal year ended December 31, 2025 or the fiscal year ended December 31, 2024.

All Other Fees. The aggregate fees billed for services rendered by Deloitte not reportable as Audit Fees, Audit-Related Fees or Tax Fees above for the fiscal years ended December 31, 2025 and December 31, 2024 were $6,954 and $3,754, respectively. All Other Fees for 2025 and 2024 were for subscriptions for certain research-related tools.

Pre-Approval of Audit and Non-Audit Services. The Audit Committee pre-approves all audit and non-audit services provided to us by our independent auditors at the Audit Committee’s first meeting of each calendar year and at subsequent meetings as necessary. The non-audit services to be provided are specified and shall not exceed a specified dollar limit.

Management is directed to provide a report to the Audit Committee, at each regular meeting of the Audit Committee, showing in reasonable detail the services provided by the independent auditors to us since the beginning of the calendar year, as well as the then-estimated cost to-date of audit and non-audit services provided.

During the course of a year, if additional non-audit services are deemed to be appropriate or advisable, these services are presented to the Audit Committee for pre-approval, subject to the availability of the de minimis exception for non-audit services set forth in Section 202 of the Sarbanes-Oxley Act and in Rule 2-01 of Regulation S-X. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to approve non-audit services provided by the independent auditors to us pursuant to such exception. None of the services rendered by Deloitte for the fiscal years ended December 31, 2025 and December 31, 2024 and reportable as Audit-Related Fees, Tax Fees or All Other Fees above were approved by the Audit Committee or the Chairperson of the Audit Committee pursuant to such de minimis exception.

2026 Proxy Statement	EOG Resources, Inc. | 25

Proposal 2. Ratification of Appointment of Auditors

Ratification of Appointment for 2026

The Audit Committee of the Board has sole and direct authority to appoint, compensate, oversee, evaluate and terminate the company’s independent auditor, and it is responsible for fee negotiations associated with the retention of the company’s independent auditor. The Audit Committee has appointed Deloitte to audit our consolidated financial statements for the year ending December 31, 2026, and such appointment has been approved by the Board. Deloitte has served as our independent auditor continuously since 2002. Pursuant to the SEC’s audit partner rotation rules (set forth in Rule 2-01 of SEC Regulation S-X), Deloitte’s lead engagement partner for the audit of our consolidated financial statements is rotated every five years.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of Deloitte to serve as the company’s independent auditor is in the best interests of the company and its stockholders, and we are asking our stockholders to ratify the appointment of Deloitte as the company’s independent auditor for 2026.

Ratification of this appointment shall be effective upon the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against the ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” the ratification of the appointment of Deloitte.

In the event the appointment of Deloitte is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Deloitte is expected to be present at the Annual Meeting and will be available to make a statement, if such representative desires to do so, and to respond to appropriate questions.

26 | EOG Resources, Inc.	2026 Proxy Statement

Compensation and Human Resources
Committee Report

The Compensation and Human Resources Committee, in connection with its February 2026 meeting, has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Based on such review and discussions, the Compensation and Human Resources Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2026 Annual Meeting of Stockholders.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

Michael T. Kerr, Chairman
Robert P. Daniels
Julie J. Robertson

2026 Proxy Statement	EOG Resources, Inc. | 27

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis section, in the executive compensation tables and notes thereto in the “Executive Compensation” section below, and elsewhere in this proxy statement, “Named Executive Officers” or “NEOs” refers to the following individuals.1

Ezra Y. Yacob	Ann D. Janssen	Jeffrey R. Leitzell	Michael P. Donaldson
Chairman of the Board and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Operating Officer	Executive Vice President and Chief Legal Officer[2]
1	During 2025, no other person served as an executive officer of EOG.
2	Effective September 25, 2025, Mr. Donaldson was promoted to Executive Vice President and Chief Legal Officer (from his prior position of Executive Vice President, General Counsel and Corporate Secretary).

Additionally, (1) “peer group,” “peer companies,” “peer group companies,” or similar phrases refers to the companies identified under “Compensation Process — Compensation Peer Group” below, except as otherwise specified or indicated herein; and (2) certain of the measures referenced below and identified with an asterisk (*) are non-GAAP measures, for which reconciliations to comparable GAAP measures and related definitions and discussion are included in Annex A. A glossary of certain terms is also included in Annex A.

28 | EOG Resources, Inc.	2026 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis focuses on EOG’s 2025 compensation programs, actions, and outcomes relative to our 2025 performance. The Compensation Committee believes that our executive management team continues to foster a unique culture that has firmly established EOG as a leader in the exploration and production industry and supports our strategy to maximize long-term stockholder value. Our decentralized structure supports EOG’s culture of continuous improvement and innovation and creates a sustainable competitive advantage for EOG. We are focused on being among the highest return and lowest cost producers, committed to strong environmental performance and playing a significant role in the long-term future of energy. Our key strategic priorities include:

Capital Discipline

●
Returns-focused investments
●
Pristine balance sheet and significant free cash flow* generation
●
Sustainable, growing regular dividend anchors commitment to return minimum 70% of annual free cash flow*
●
Reinvestment pace supports continuous improvement across multi-basin portfolio

Operational Excellence

●
Organic exploration maintains low cost, high quality, multi-basin inventory
●
Superior in-house technical expertise, proprietary information technology, and self-sourced materials support well performance and cost control
●
Product, geographic, and pricing diversification enhances margins

Sustainability ● Committed to safe operations, leading environmental performance, and community engagement ● Strategic emissions reduction pathways

Culture

●
Decentralized, non-bureaucratic structure enables value creation in the field, at the asset level
●
Collaborative, multi-disciplinary teams drive innovation
●
Technology leadership and real-time, data-driven decision making

In 2025, we continued to deliver on our strategy of creating sustainable value for stockholders with strong financial results and outstanding operational execution. The following are key highlights of our achievements in 2025:

●	Generated $4.7 billion of free cash flow* and adjusted net income* of $5.5 billion
●	Delivered return on capital employed (ROCE)* of 18.7%
●	Earned a 27.2% all-in after-tax rate of return* on capital expenditures and a 57% direct after-tax rate of return* on capital expenditures based on a price deck of $45/Bbl WTI oil and $2.50/Mcf HH natural gas prices
●	Achieved peer-leading U.S. price realizations and volumes and total per-unit operating costs* better than targets
●	Created premier Utica asset position with Encino acquisition
●	Returned $4.7 billion of free cash flow* to shareholders through $2.2 billion of regular dividends and $2.5 billion of share repurchases
●	Increased our regular dividend by 8% in 2025
●	Recognized as a 2025 Top Workplace nationally by USA Today (4 years running) and by the Houston Chronicle (16 years running), the San Antonio Express-News (13 years running), The Oklahoman (13 years running), the Albuquerque Journal (6 years running), The Denver Post (3 years running), the Great Plains (2 years running), and The Dallas Morning News (1st year)

2026 Proxy Statement	EOG Resources, Inc. | 29

Compensation Discussion and Analysis

Summary of Pay and Performance Alignment

Our executive compensation program is designed to align our executives’ long-term realizable pay with long-term performance, with a significant weighting on long-term incentives that are tied to the total shareholder returns our stockholders experience.

The following charts illustrate that the largest portion of target compensation for our NEOs as of December 31, 2025 is in long-term equity compensation, consistent with our belief that our executive compensation program should be heavily influenced by our absolute stock price performance to further align the interests of our NEOs with those of our stockholders. In the case of performance units, the largest single component of our program, compensation is further influenced by relative stock price performance compared to our peers and the broader market and our ROCE* performance. The “Other NEOs” chart below excludes Mr. Donaldson’s promotion award discussed below.

In addition, each of our NEOs owns a substantial amount of our stock, in accordance with our stock ownership guidelines applicable to our executive officers and senior management (see “Other Compensation Matters — Stock Ownership Guidelines” below).

Stockholder Engagement and 2025 Say-on-Pay Vote

The Compensation Committee values the feedback of our stockholders. In 2025, we continued to engage with our stockholders and solicit their feedback on a wide range of topics, including our strategic direction, our financial and operational performance, and our overall executive compensation structure. During the course of our conversations, our stockholders expressed overall support for our compensation programs and performance-based compensation outcomes. At our 2025 annual meeting, approximately 97% of the shares voted were voted “For” our Say-on-Pay proposal, indicating continued stockholder support.

30 | EOG Resources, Inc.	2026 Proxy Statement

Compensation Discussion and Analysis

Key Compensation Program Features

Our executive compensation program continues to reflect an alignment with current governance trends, while maintaining a competitive compensation design to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value. Certain best practice, stockholder-friendly elements of our compensation program are described below.

Compensation Program Best Practices

✓	Strong pay-for-performance linkage between company performance, individual performance, and executive compensation outcomes
✓	Significant performance-based pay structure for our NEOs
✓	Structured Annual Bonus Plan, including bonus targets and metric weightings, tied to key financial, strategic, operational, and organizational goals
✓	Majority of Annual Bonus Plan goals tied to quantitative metrics measuring returns, free cash flow* generation, safety and environmental performance, unit costs, and well cost and quality
✓	Maximum payout opportunity of 200% under Annual Bonus Plan
✓	Long-term incentive program with majority of program tied to relative TSR against industry peers and broader market and absolute ROCE*
✓	Maximum payout opportunity of 200% for performance awards
✓	Performance awards may not be earned above target (100%) if EOG’s absolute TSR over the three-year performance period is negative
✓

EOG’s TSR performance is required to be above the median (i.e., the 50th percentile) of the Performance Peer Group (as defined below) in order to earn target (100% of the award) (subject to adjustment pursuant to the ROCE* modifier and negative TSR cap provisions discussed in further detail below)

✓	Clawback policy in place requiring recoupment of erroneously awarded incentive-based compensation in the event EOG is required to prepare a financial statement restatement
✓

Vesting of restricted stock/RSU and performance unit grants held by retiring NEOs based on original vesting date and subject to NEO’s compliance with non-compete agreement expiring on original vesting date

✓	Meaningful stock ownership by, and above market stock ownership requirements for, the NEOs
✓	Minimal perks and limited supplemental pension benefits
✓	No employment agreements
✓	No single-trigger change-in-control stock grant vesting or severance benefits and no excise tax gross-ups
✓	Anti-hedging and insider trading policies in place
✓	Engagement of an independent compensation consultant reporting to the Compensation Committee

2026 Proxy Statement	EOG Resources, Inc. | 31

Compensation Discussion and Analysis

Compensation Objectives

Our executive compensation program is designed to attract and retain a highly qualified and motivated management team and appropriately reward individual executive officers for their contributions to the achievement of our key short-term and long-term goals. The Compensation Committee is guided by the following key principles in determining the compensation of our CEO and other NEOs:

Objective	Compensation Program Attributes
Competitive and Market-Based
●
Target compensation opportunities reference the middle range of our peer group, while also considering general industry market data, job scope, and individual circumstances
●
Three-year “cliff” vesting periods enhance the long-term retention of our NEOs

Pay for Company Performance
●
Compensation opportunities are designed to reward our executive officers for achieving our critical financial, strategic, operational, and organizational goals
●
Performance-based design incentivizes the achievement of a balance of short- and long-term business objectives, key to positioning EOG for long-term success
●
When goals are not achieved, compensation opportunities will result in below-target outcomes

Pay for Individual Performance	● NEOs are held accountable for achievement of individual performance goals ● If individual performance goals are not achieved, compensation opportunities may result in below-target outcomes
Aligned with Stockholder Interests
●
Long-term incentive awards comprised of performance units and restricted stock/RSUs make up a significant portion of each NEO’s compensation opportunity
●
77% of CEO pay for 2025 was directly linked to stock price performance
●
NEOs are subject to meaningful stock ownership requirements

32 | EOG Resources, Inc.	2026 Proxy Statement

Compensation Discussion and Analysis

Each of the components of our executive compensation program plays a unique role in meeting our compensation objectives:

Compensation Element	Role in Total Compensation
Base Salary	● Provides a competitive level of fixed compensation based on the individual’s role, experience, qualifications, and performance
Annual Bonus
●
Aligns NEO compensation with our annual financial, strategic, operational, and organizational performance
●
Recognizes individual contributions to our annual performance
●
Communicates the Board’s evaluation of our annual performance

Long-Term Incentives — Performance Units and Restricted Stock/RSUs
●
Aligns NEO compensation with sustained long-term value creation
●
Creates a meaningful and sustained ownership stake in EOG
●
Fosters retention through forfeitable awards
●
Requires competitive stock performance against both industry peers and the broader market as well as strong ROCE* performance to achieve or surpass targeted compensation levels
●
Requires compliance with a non-compete to receive continued vesting of equity awards upon retirement

Post-Termination Compensation and Benefits	● Provides a competitive level of income protection
Benefits — Retirement, Health, and Welfare	● Provides financial security for various life events (e.g., disability or death) ● Matches benefits generally provided to other EOG employees

2026 Proxy Statement	EOG Resources, Inc. | 33

Compensation Discussion and Analysis

Compensation Process

During each year, the Compensation Committee periodically reviews our executive compensation program and determines whether each component continues to promote our compensation objectives.

The Compensation Committee’s Decision-Making Process

The Compensation Committee oversees a rigorous process to set performance goals, evaluate progress toward such goals, monitor external trends, measure competitiveness, and determine compensation outcomes. The Compensation Committee meets at least once per calendar quarter, with standing agenda items that support a disciplined process and address the responsibilities outlined in the Compensation Committee’s charter.

First Quarter

●
Discuss final company, CEO, and NEO performance reviews for prior year
●
Determine annual bonus payouts for prior year based on financial and operational results against pre-established goals
●
Establish NEO base salaries for new year
●
Approve the company’s financial, strategic, operational, and organizational goals for new year (which also serve as the CEO’s individual performance goals)
●
Evaluate and approve benchmarking peer group

Second Quarter
● Participate in annual stockholder meeting and review voting results ● Review of governance trends and industry compensation updates ● Assess progress toward goals

Third Quarter
● Review of industry and broad market compensation data and external compensation trends ● Determine and award annual long-term incentive awards ● Assess progress toward goals

Fourth Quarter

●
Early view of full-year company performance
●
Review stock ownership guidelines applicable to non-employee directors and officers and assess compliance with guidelines
●
Review of human capital management metrics and trends

Role of Chief Executive Officer and Other Officers

The Compensation Committee considers input from our CEO in making determinations regarding our executive compensation program and the individual compensation of each executive officer (other than our CEO). Our CEO meets with each executive officer at the beginning of the year to identify and discuss individual performance goals related to the executive officer’s expected contribution to the achievement of our performance goals for the upcoming year. Further, in approving our performance goals for the upcoming year, the Compensation Committee affirms that such performance goals shall also be our CEO’s individual performance goals for the upcoming year.

Our CEO provides performance feedback to each executive officer throughout the year. Our CEO and his officer team also provide information to the Compensation Committee regarding the financial and operational performance of the company for the Compensation Committee’s determination of annual bonuses. The Compensation Committee makes the final determination of NEO compensation. Our CEO makes no recommendations regarding, and does not participate in discussions about, his own compensation.

34 | EOG Resources, Inc.	2026 Proxy Statement

Compensation Discussion and Analysis

Role of Independent Consultants

For 2025, the Compensation Committee continued its engagement of Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian reports solely to the Compensation Committee, and the Compensation Committee determines Meridian’s compensation and the scope of Meridian’s engagement, which includes:

●	Attending and participating in meetings of the Compensation Committee
●	Providing input into compensation program design discussions and individual compensation actions, as needed
●	Providing benchmarking (e.g., peer company and general industry) data on executive compensation for the Compensation Committee to use in its decision-making process
●	Reviewing and providing feedback on our SEC filings relating to executive compensation, including our Compensation Discussion and Analysis disclosures
●	Keeping the Compensation Committee apprised of trends and other developments affecting executive compensation

Meridian meets periodically with members of our management in carrying out these duties. The Compensation Committee has evaluated the independence of Meridian based on the SEC’s factors affecting independence and has concluded that Meridian is independent and that there are no conflicts of interest associated with Meridian’s engagement.

Compensation Peer Group

In order to attract, motivate, and retain talented executive officers, we must ensure that our executive compensation program remains competitive with the types and ranges of compensation paid by our peer companies who compete for the same executive talent. On an annual basis, the Compensation Committee reviews and discusses compensation data for our CEO and our other NEOs as compared to compensation data for similarly situated executive officers at peer companies selected by the Compensation Committee.

The Compensation Committee selects compensation peer companies with similar market capitalizations and similar lines of business to EOG in order to reflect the company’s competition for executive talent. The compensation peer group changes from time to time as a result of (i) fluctuations in company size, (ii) changes in the business lines of our peers or mergers and acquisitions involving our peer companies, (iii) other developments in the oil and gas industry, and (iv) other factors.

In February 2025, the Compensation Committee reviewed the compensation peer group with the assistance of Meridian. The Compensation Committee approved the removal of Marathon Oil Corporation due to its acquisition by ConocoPhillips.

2025 Peer Group
APA Corporation	Cheniere Energy, Inc.	ConocoPhillips
Coterra Energy Inc.	Devon Energy Corporation	Diamondback Energy, Inc.
EQT Corporation	Expand Energy Corporation	Halliburton Company
Occidental Petroleum Corporation	Ovintiv Inc.	Phillips 66
SLB Limited	The Williams Companies, Inc.

	Enterprise Value (MM)	Market Cap (MM)	Total Assets (MM)
EOG Resources, Inc.	$63,895	$64,515	$46,284
Relative Percentile Rank Position	57%	86%	57%

In the above table, Enterprise Value and Market Cap are as of September 12, 2025 and Total Assets is based on our most recent quarterly public disclosure as of September 12, 2025. As indicated above, as of September 2025, EOG was above the 50th percentile of this peer group in terms of enterprise value, market capitalization, and total assets.

In September 2025, Meridian provided the Compensation Committee with a Top Officer Benchmarking Study based on Meridian’s 2025 Exploration & Production and Large Oil & Gas Compensation Survey and proxy-disclosed data for peer companies that did not participate in the survey. The report provided information on the amounts, opportunities, and forms of compensation used across our peer group. As a secondary reference, the Compensation Committee also reviewed general industry compensation survey data.

2026 Proxy Statement	EOG Resources, Inc. | 35

Compensation Discussion and Analysis

Executive Compensation Program for 2025

The following discussion describes the components of our executive compensation program and explains how we determined the amounts for our NEOs.

Base Salary

The following table presents the base salaries for each of our NEOs as of December 31, 2024 and 2025, respectively. Base salaries for our executive officers were increased effective February 22, 2025 to maintain alignment with market and reflect continued growth and development in roles.

	Base Salary as	Base Salary as
Name	of 12/31/2024	of 12/31/2025
Ezra Y. Yacob	$1,350,000	$1,450,000
Ann D. Janssen	$645,000	$740,000
Jeffrey R. Leitzell	$660,000	$792,000
Michael P. Donaldson	$765,000	$788,000

Annual Bonus

Our CEO and other NEOs are eligible to receive annual bonuses under the Annual Bonus Plan. The Compensation Committee believes that a subjective determination utilizing specific weighted metrics for bonus funding based on a retrospective evaluation of performance against goals yields the most appropriate bonus outcome. The Compensation Committee also believes that setting specific performance goals in advance helps establish important benchmarks and communicates our top priorities to our NEOs and employees. As noted above, in approving our performance goals for the upcoming year, the Compensation Committee also affirms that such performance goals shall also be our CEO’s individual performance goals for the upcoming year. Pursuant to the Annual Bonus Plan, bonus payouts for NEOs are capped at 200% of target.

In addition to, or instead of, the categories of performance goals listed below, the Compensation Committee in the future may establish performance goals based on other financial and strategic measures as well as goals with respect to operational and organizational execution relevant to our annual operating plan. Further, in a commodity business like ours, certain performance goals can lose their relevance with material fluctuations in commodity prices. In addition, strict adherence to established performance goals may also prevent us from modifying our business strategy during the year as appropriate. Accordingly, the Compensation Committee has the discretion to revise or modify the performance goals during the year to address material fluctuations in commodity prices, changes to our operating plan or business strategy, and other factors.

The Compensation Committee established the following goals and weightings to evaluate our 2025 performance, including quantitative goals related to financial and strategic performance weighted 80% in total. These quantitative financial and strategic performance goals continued to represent the heaviest-weighted goals for our 2025 performance and included goals related to returns, free cash flow*, safety and environmental-related performance, unit costs, and well cost and quality.

36 | EOG Resources, Inc.	2026 Proxy Statement

Compensation Discussion and Analysis

Operational and organizational execution goals, weighted 20% in total for 2025, encompassed our other goals, including goals with respect to improving free cash flow* and adjusted net income*, well inventory and acreage additions, maintaining peer leadership in our crude oil, natural gas and NGLs price realizations, enhancing the speed and capability of our information systems, effective risk management, and reaffirming and enhancing EOG’s unique culture.

Annual Bonus Plan Metric Weighting

The Compensation Committee approves annual goals it believes are rigorous and aligned with EOG’s strategic objectives. Targets for our annual goals are based on EOG’s annual operating plan and reflect, among other factors, broader macro-environment factors such as commodity prices and market conditions. As a result, targets for a particular year may be set above or below the prior year’s target and/or actual performance.

The Compensation Committee evaluated and scored each goal, within a range of 0% to 200% of target, with performance exceeding target scored above 100% and below-target performance scored below 100%.

In determining the overall result for the goals with respect to operational and organizational execution, the Compensation Committee evaluated the results for each of the goals individually as well as collectively, with a focus on performance that supports our returns-focused strategy. The Compensation Committee then made an assessment of our overall performance in respect of such goals, utilizing the same range of 0% to 200% of target (with collective performance exceeding the targets encompassed in such goals to be scored above 100% and below-target collective performance to be scored below 100%).

2026 Proxy Statement	EOG Resources, Inc. | 37

Compensation Discussion and Analysis

The Compensation Committee’s assessment of our performance against the goals is provided below.

		Performance Goal	Weight	Result	Assessment
Financial & Strategic Performance	Financial	Achieve 40% direct after-tax rate of return* and 20% all-in after-tax rate of return* on total capital expenditures based on a price deck of flat $45/Bbl WTI oil and $2.50/Mcf HH natural gas prices, and average well payout ≤ 1 year at $65/Bbl WTI oil and $3.50/Mcf HH natural gas prices	15%	Achieved: ● 57% direct after-tax rate of return* (significantly exceeded) ● 27.2% all-in after-tax rate of return* (exceeded) ● < 1 year average well payout (exceeded)	Overall, exceeded
		Achieve 20% ROCE*	15%	Achieved 18.7% ROCE* (calculated based on non-GAAP adjusted net income*)	Slightly missed
		Generate free cash flow* of $5.0 billion before dividends	15%	Generated $4.7 billion of free cash flow* before dividends	Slightly missed
		Achieve the following unit cost targets: ● Specified All-in Finding Cost per Boe ● ≤$20.0 MM/MBoed All-in Capital Efficiency ● ≤$10.25/Boe DD&A ● ≤$10.25/Boe Controllable Cash Operating Costs* (LOE, G&A, and GP&T)	10%

Realized actual unit costs:

●
All-in Finding Cost per Boe less than target (significantly exceeded)
●
All-in Capital Efficiency – $19.4 MM/MBoed (achieved)
●
DD&A – $9.92/Boe (exceeded)
●
Controllable Cash Operating Costs* – $10.09/Boe (exceeded)
					Overall, exceeded
		Continue to improve well cost and well quality: ● Specified reduction in well cost ● Specified increase in consolidated gross EUR/foot ● Specified increase in lateral length ● Drill 50% “premium” wells	10%	Surpassed well cost and well quality target metrics and drilled 83% “premium” wells	Overall, exceeded

	Safety & Environmental	Continued commitment to strong safety record: ● Realize total recordable incident rate at or below 0.44 ● Achieve severity index rate at or below 5.0 ● Expand safety leadership training program participation by 1,000 attendees	7.5%	Achieved total recordable incident rate and safety leadership training targets Missed severity index rate target (based on preliminary estimates of 2025 metrics)	Overall, slightly missed
		Continued commitment to strong environmental record: ● Oil spill rate at or below 0.01 per MBoe gross volumes ● Oil recovery rate > 75% ● Methane emissions percentage at or below 0.20% ● GHG emissions intensity at or below 16.4 metric tons of CO2e per MBoe gross volumes ● Flaring intensity at or below 1.0 metric tons of CO2e per MBoe gross volumes ● Wellhead gas capture rate of 99.9% or higher	7.5%	Attained or surpassed specified environmental metric targets other than oil recovery rate (based on preliminary estimates of 2025 metrics)	Overall, exceeded
		Total Weight	80%

Operational & Organizational Execution

Executing on our 2025 plan through goals related to improving financial metrics, acreage additions, well inventory, effective risk management and reaffirming and enhancing EOG’s unique culture, including by seeking to:

				Executed on our 2025 plan as follows:	Overall, exceeded
		● Achieve improvement in free cash flow* and non-GAAP adjusted net income* on a fixed price, year-over-year basis		● Increased free cash flow* and non-GAAP adjusted net income* on a fixed price, year-over-year basis
		● Maintain > 10-year “premium” inventory with average F&D cost at or below current DD&A rate		● Maintained > 10-year “premium” inventory
		● Capture > 50,000 acres of “premium” resource potential		● Captured > 50,000 acres with “premium” resource potential
		● Maintain peer leadership in product marketing		● Among top two in peer group in crude oil and natural gas price realizations
		Total Weight	20%

38 | EOG Resources, Inc.	2026 Proxy Statement

Compensation Discussion and Analysis

The Compensation Committee also considered the company’s transformative Encino acquisition and the value that it will create for stockholders when evaluating 2025 performance.

Consistent with its determination of bonuses in prior years, the Compensation Committee applied the results set forth in the table above to the NEOs’ 2025 bonus target percentages.

The Compensation Committee increased the bonus target percentage for Ms. Janssen from 90% to 100% of base salary, effective January 1, 2025, reflecting her continued development in her role as Executive Vice President and Chief Financial Officer and, for Mr. Donaldson from 90% to 100% of base salary, effective September 26, 2025, upon his promotion to Executive Vice President and Chief Legal Officer.

The performance factors reflect each NEO’s contribution to the company’s achievement of its 2025 performance goals and the officer’s achievement of his or her individual performance goals. Based on the results of the Compensation Committee’s assessment set forth above, the Compensation Committee awarded a bonus, paid entirely in cash, to each of the NEOs for 2025 performance as follows:

		Bonus
	Base Salary	Target
	as of	(as a % of	Performance	Actual Bonus
Name	12/31/2025	Base Salary)	Factor	Paid
Ezra Y. Yacob	$1,450,000	150%	125%	$2,718,800
Ann D. Janssen	$740,000	100%	125%	$925,000
Jeffrey R. Leitzell	$792,000	100%	125%	$990,000
Michael P. Donaldson[1]	$788,000	90%-100%	125%	$912,600
[1]

Mr. Donaldson’s 2025 bonus target percentage was prorated for his time in his role as Executive Vice President, General Counsel and Corporate Secretary and then as Executive Vice President and Chief Legal Officer. For January 1, 2025 through September 25, 2025 in his role as Executive Vice President, General Counsel and Corporate Secretary, Mr. Donaldson’s bonus target percentage was 90% of base salary. Effective September 26, 2025 through December 31, 2025, Mr. Donaldson’s bonus target percentage was increased to 100% of base salary, reflecting his promotion to Executive Vice President and Chief Legal Officer, effective September 25, 2025.

Long-Term Incentives

The long-term incentive component of our executive compensation program comprises a substantial majority of our NEOs’ compensation, tying a significant portion of our NEOs’ compensation to our stock price performance, both on an absolute and relative basis. The long-term incentive awards are granted under the terms of the 2021 Stock Plan. In 2025, our NEOs’ long-term incentives consisted of two vehicles to align NEO compensation with EOG’s focus on disciplined growth, free cash flow*, returns, and dividend priorities and to align the interests of our NEOs with those of our stockholders:

●	Performance Units (60% weighting)
●	Restricted Stock/RSUs (40% weighting)

2026 Proxy Statement	EOG Resources, Inc. | 39

Compensation Discussion and Analysis

The table below summarizes the key features of each vehicle.

Vehicle	Purpose	Key Terms
Performance Units (60% weighting)
●
Reward our NEOs based on our performance over the three-year performance period for:
–
relative TSR performance versus a specified group of peer companies, including the S&P 500 index;
–
absolute ROCE*; and
–
absolute TSR performance
●
Align the interests of our NEOs with those of our stockholders
●
Emphasize our long-term strategy

●
Our TSR is measured relative to the TSR of our performance peer companies (as specified in the respective grant agreements) and the S&P 500 index (the “Performance Peer Group”), over the three full calendar years following the grant date
●
Above-median relative TSR rank is required to earn target (100%) for the relative TSR performance multiple
●
The performance multiple determined based on relative TSR performance will be adjusted by a specified modifier based on EOG’s average ROCE* (calculated based on non-GAAP adjusted net income* (loss)) over the three-year performance period (however, as adjusted, the performance multiple shall not exceed 200% or be less than 0%)
●
The overall performance multiple shall be capped at target (100%) if EOG’s absolute TSR over the three-year performance period is negative
●
0-200% of award may be earned based on performance criteria outlined above; performance multiple scale and modifiers provided below
●
Awards denominated and paid (upon vesting) in shares of our Common Stock, creating a further tie to our stock price performance during the vesting period
●
Stockholder return calculated using December average closing stock prices at beginning and end of performance period
●
“Cliff” vest the February 28th immediately following the completion of the three-year performance period and the certification of the applicable performance multiple by the Compensation Committee
●
Dividends are subject to the applicable performance multiple and are credited to the holder and paid at the expiration of the vesting period or forfeited to the extent the performance units are forfeited

Restricted Stock/RSUs (40% weighting)	● Align the interests of our NEOs with those of our stockholders ● Enhance the retention of our NEOs ● Emphasize our long-term strategy ● May be issued in special situations to recognize achievements
●
“Cliff” vest three years from grant date
●
Dividends are credited to the holder and paid at the expiration of the vesting period or forfeited if the restricted stock/RSUs are forfeited
●
RSUs are granted instead of restricted stock if the NEO will reach age 62 prior to the grant’s vesting date, in order to avoid adverse tax consequences to the NEO under the Code

40 | EOG Resources, Inc.	2026 Proxy Statement

Compensation Discussion and Analysis

The long-term incentive awards granted to each NEO are generally determined at the Compensation Committee’s third quarter meeting each year (with grant dates established generally within one week of the date of Compensation Committee approval to allow time to administer the grants), based on the following factors:

●	Compensation benchmarking data from our peer group and general industry for executives in similar positions
●	An evaluation of our progress to-date towards achieving our pre-determined company performance goals
●	Evaluations of individual NEO contributions toward achievement of our performance goals and the officer’s progress towards achievement of his or her performance goals
●	General market and industry conditions

In September 2025, based on a review of such benchmarking data, the Compensation Committee approved increased target grant values for the NEOs’ September 2025 annual awards.

Additionally, in connection with Mr. Donaldson’s promotion to Executive Vice President and Chief Legal Officer, the Compensation Committee approved a special long-term incentive award for Mr. Donaldson, to be awarded with the September 2025 annual awards effective September 26, 2025. Such award had an aggregate target grant value of $800,000, comprised of (i) 60% performance units, subject to the same vesting and TSR/performance multiple provisions as the September 2025 annual awards approved by the Compensation Committee, and (ii) 40% RSUs, subject to a three-year “cliff” vesting period.

The awards granted to our NEOs in 2025 are summarized in the table below.

				Target
		Target		Restricted
		Performance		Stock/RSU	Restricted
	Target	Unit Value	Performance	Value	Stock/
Name	Grant Value	(60% Weighting)	Units	(40% Weighting)	RSUs
September 2025 Annual Award
Ezra Y. Yacob	$12,300,000	$7,380,000	62,910	$4,920,000	41,940
Ann D. Janssen	$3,300,000	$1,980,000	16,878	$1,320,000	11,252
Jeffrey R. Leitzell	$4,500,000	$2,700,000	23,015	$1,800,000	15,343
Michael P. Donaldson	$3,300,000	$1,980,000	16,878	$1,320,000	11,252
September 2025 Promotion Award
Michael P. Donaldson	$800,000	$480,000	4,091	$320,000	2,727

The number of performance units and shares of restricted stock/RSUs granted on September 26, 2025 was based on the closing price of our Common Stock on the NYSE on September 26, 2025 of $117.31 per share (with the resulting number of shares/units rounded down to a whole share/unit). As noted in footnote (d) to the “Grants of Plan-Based Awards Table for 2025” below, the grant value per performance unit used for accounting purposes for the September 26, 2025 grant, based on the Monte Carlo simulation, was $124.14 per unit.

2026 Proxy Statement	EOG Resources, Inc. | 41

Compensation Discussion and Analysis

2025 Performance Unit Awards

Relative TSR Performance (Primary Performance Metric)

The performance unit awards granted in September 2025 are subject to the payout scale below based on our TSR relative to the TSR of the Performance Peer Group over the first three full calendar years following the grant date, according to the following scale (as specified in the grant agreement). To the extent our percentile rank falls between the points stated in the table below, the Committee shall interpolate the corresponding pre-adjustment performance multiple.

Pre-Adjustment Performance
EOG’s TSR Percentile Rank	Multiple
90th Percentile or Above	200%
55th Percentile	100%
25th Percentile	25%
Below 25th Percentile	0%

This payout scale requires EOG’s TSR to be above the median (i.e., the 50th percentile) of the Performance Peer Group in order to earn target (100% of the award), subject to adjustment pursuant to the ROCE* modifier and negative TSR cap provisions discussed below.

Performance Peer Group

For the September 2025 performance unit awards, EOG’s TSR will be measured relative to the following Performance Peer Group consisting of the S&P 500 index and a specified group of exploration and production companies and integrated oil and gas companies. Following the grant of the September 2025 awards, and prior to the beginning of the performance period on January 1, 2026, SM Energy Company (“SM Energy”) and Civitas Resources, Inc. (“Civitas”) announced the execution of a definitive merger agreement, pursuant to which Civitas would merge into SM Energy; such transaction closed in January 2026. Accordingly, in February 2026, the Compensation Committee approved the replacement of Civitas with SM Energy.

September 2025 Performance Peer Group
APA Corporation	Devon Energy Corporation	Ovintiv Inc.
Canadian Natural Resources Limited	Diamondback Energy, Inc.	Permian Resources Corporation
Chevron Corporation	Exxon Mobil Corporation	SM Energy Company
ConocoPhillips	Matador Resources Company	S&P 500 Index
Coterra Energy Inc.	Occidental Petroleum Corporation

Return on Capital Employed (Modifier to Performance Multiple)

The 2025 performance unit awards include an absolute ROCE* modifier. The absolute modifier diversifies the metrics for performance award payout and aligns with our long-term commitment to deliver industry-leading returns, at a level above our cost of capital. The ROCE* modifier can adjust the relative TSR payout by a factor of minus 70% (-70%) to plus 70% (+70%) based on EOG’s average ROCE* over the three-year performance period. In no event will the performance multiple, after applying the absolute ROCE* modifier, exceed 200%. The goal ranges for the modifier are outlined below, with interpolation used between 15% and 25% average ROCE* and between 0% and 10% average ROCE*, as further specified in the grant agreement.

Average ROCE* Achieved	Performance Multiple Modifier
≥25%	+70%
15% to 24%	+20% to +65%
11% to 14%	0%
1% to 10%	-20% to -65%
0% or lower	-70%

Negative TSR Cap (Modifier to Final Performance Multiple)

The overall 2025 performance award payout (after considering both relative TSR performance and the impact of the ROCE* modifier) is capped at target (100%) if EOG’s absolute TSR is negative over the three-year performance period.

42 | EOG Resources, Inc.	2026 Proxy Statement

Compensation Discussion and Analysis

Summary of 2025 Performance Unit Award Design

September 2022 Performance Unit Awards Payout

Effective February 10, 2026, the Compensation Committee certified a performance multiple of 100% for the performance units granted to our then-executive officers in September 2022 based on (1) our TSR over the applicable three-year performance period relative to the TSR of each of the then-applicable peer companies and our resulting “TSR Rank” (as defined in the grant agreements) of “5,” (2) our average ROCE* for the three-year performance period of 23.8%, and (3) our absolute TSR over the same period. Our absolute TSR over the applicable three-year period was negative, which capped our payout for the September 2022 performance unit awards at target (100%).

2026 Proxy Statement	EOG Resources, Inc. | 43

Compensation Discussion and Analysis

Other Compensation Programs and Policies

Post-Termination Compensation and Benefits

The components of our post-termination compensation and benefits, and the events that trigger those benefits, are discussed under “Potential Payments Upon Termination of Employment or Change of Control” below. We do not have employment agreements with our NEOs. Each NEO has a change of control agreement that provides benefits in the event of a change of control of EOG and subsequent qualifying termination of their employment. The Compensation Committee believes that these change of control benefits, which are a significant component of our executive compensation program, are an appropriate retention device in a competitive market and believes that our NEOs should be compensated if they (1) are involuntarily terminated (other than for cause) after a change of control of EOG or (2) voluntarily terminate their employment with EOG after a change of control of EOG under circumstances that constitute “good reason” (as defined in the change of control agreements).

Other Compensation and Benefits

Savings and Retirement Plan. For fiscal year 2025, we maintained the EOG Resources, Inc. Savings and Retirement Plan (as amended, the “Savings and Retirement Plan”), a defined contribution plan that qualified under Section 401(a) of the Code, under which we matched 100% of an employee’s pre-tax contributions up to 6% of the employee’s annual base salary, overtime pay (if any), and annual cash bonus, subject to applicable statutory limits. Under this plan, we also contribute an additional 3% to 9% (depending on the employee’s age and years of EOG service) of the employee’s annual base salary, overtime pay (if any), and annual cash bonus, subject to applicable statutory limits. In 2025, the contribution percentage for each of the NEOs was 9%. We have no supplemental retirement benefits for our executive officers, other than the Make-Whole Contributions described under “Deferral Plan” below.

Deferral Plan. To allow certain key employees, including the NEOs, to reduce their current compensation, thereby reducing current taxable income, we maintain the Deferral Plan under which a percentage of annual base salary, annual cash bonus, and Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan may be deferred to a later specified date.

The Deferral Plan pays at-market mutual fund investment returns or treats deferrals as if they were invested in our Common Stock, based upon participant elections, and does not credit above-market or preferential earnings.

We may make contributions to the Deferral Plan on behalf of the NEOs in the event of a reduction in benefits under our Savings and Retirement Plan due to either applicable statutory and/or plan earnings limits or because the NEO elects to defer annual base salary and/or annual cash bonus into the Deferral Plan. These contributions (“Make-Whole Contributions”) are intended to provide the entire contribution amount to the NEO’s retirement accounts as if there were no statutory or other limitations.

Perquisite Allowances. In 2025, the NEOs each received an annual perquisite allowance of $2,600. The perquisite allowance is not “grossed up” to account for income taxes. We provide a perquisite allowance rather than pay for perquisites on an individual basis to lessen the administrative burden of documentation for individual items. NEOs do not have to submit reimbursement requests for the enumerated items and are able to select among various perquisites as they believe appropriate.

Matching Gifts. To encourage charitable giving, we will match qualifying donations to charitable organizations up to $100,000 annually per eligible employee or director, generally at a dollar-for-dollar rate. From time to time, we will offer special charitable giving opportunities to our employees, pursuant to which we will match contributions at a higher rate and, as a result of which, charitable matching contributions made by EOG in respect of a particular employee may exceed $100,000 in a given year. NEOs may participate in our matching gifts program and special charitable giving opportunities to the same extent as other eligible employees.

Employee Stock Purchase Plan. Each NEO has the opportunity to participate in the EOG Resources, Inc. Employee Stock Purchase Plan (as amended, the “ESPP”) to the same extent as all other employees. The ESPP allows employees to purchase our Common Stock at a 15% discount to the closing price of our Common Stock as of certain dates, with no commission or fees, subject to applicable statutory limits.

Medical, Wellness, Vacation, Life, and Disability Plans. Each NEO participates in the same benefit plans available to other eligible employees. We have no executive officer medical, wellness, vacation, life, or disability plans.

Service Awards. NEOs participate in our service award program that recognizes years of service provided to EOG to the same extent as other eligible employees.

Subsidized Parking. We offer subsidized parking to eligible employees in Houston, Texas.

44 | EOG Resources, Inc.	2026 Proxy Statement

Compensation Discussion and Analysis

Other Compensation Matters

Tax and Accounting Considerations

In setting the components of our executive compensation program, the Compensation Committee considers the impact of the following tax and accounting provisions:

Code Section 162(m). Prior to January 1, 2018, Section 162(m) of the Code generally disallowed a tax deduction by public companies for compensation over $1 million paid individually to covered employees, as defined in the Code. Qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met. The Tax Cuts and Jobs Act of 2017 (the “TCJA”) eliminated the qualified performance-based compensation exception to the $1 million annual deduction limit and made certain other changes that expand the pool of covered employees, in each case for tax years beginning on or after January 1, 2018. Therefore, portions of the compensation we pay to our NEOs may not be deductible due to the application of Section 162(m) of the Code. The Compensation Committee believes that any lost deduction on compensation payable in excess of the $1 million annual deduction limit for the NEOs is not material relative to the benefit of being able to attract and retain a highly qualified and motivated management team.

Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC Topic 718”). ASC Topic 718 requires a public company to measure the cost of employee services received in exchange for an award of equity based on the grant date fair value of the award. Our long-term incentive awards to the NEOs (and to our other employees) are structured to maintain the appropriate accounting treatment.

Code Section 409A. Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan or arrangement are to be included in an individual’s current gross income to the extent that such deferrals are not subject to a substantial risk of forfeiture and have not previously been included in the individual’s gross income, unless certain requirements are met. We structure our Deferral Plan, stock plans, change of control agreements, severance plans and agreements, and other incentive plans and agreements, each to the extent they are subject to Section 409A, to be in compliance with Section 409A. We do not currently grant any discounted stock appreciation rights to which Section 409A may apply.

Code Sections 280G and 4999. The change of control agreements in effect for our executive officers provide that, upon a change of control, we will either (i) reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to excise tax for purposes of Code Sections 280G and 4999 or (ii) pay the full amount of severance benefits to the executive officer (but with no tax “gross-up”), whichever produces the better after-tax result for the executive officer (often referred to as the “best-of-net” approach).

2026 Proxy Statement	EOG Resources, Inc. | 45

Compensation Discussion and Analysis

Stock Ownership Guidelines

The Compensation Committee believes that it is in the best interests of our stockholders for all of our executive officers and other senior management to maintain a significant ownership position in EOG, to create substantial alignment between the interests of our senior management and the interests of our stockholders. Therefore, the Compensation Committee has established stock ownership guidelines as a multiple of base salary for EOG’s executive officers and other senior management. In determining the below multiples, the Compensation Committee referenced the high end of peer practices, to reinforce our commitment to stockholder alignment.

Position	Multiple of Base Salary Requirement
Chief Executive Officer		10x
Executive Vice Presidents		4x
Senior Vice Presidents		3x
Vice Presidents		2x

The following holdings count towards compliance with EOG’s stock ownership guidelines:

●	Shares acquired via open market purchase
●	Shares acquired via exercise of previously granted stock appreciation rights or via EOG’s ESPP
●	Vested and unvested restricted stock and restricted stock units
●	Shares (including “phantom” shares) held under qualified benefit plans or non-qualified deferred compensation plans (e.g., our Deferral Plan)

Unvested performance units do not count towards compliance with the guidelines.

Each NEO currently satisfies the guidelines. In the event a NEO (or other covered officer) becomes non-compliant with the guidelines (e.g., due to a decrease in the market value of EOG stock), such officer shall be required to retain (i) 50% of any stock option or SAR exercise proceeds in shares of EOG stock, (ii) 50% of any shares received via the ESPP, and (iii) 65% of the shares resulting from a vesting of restricted stock, RSUs, or performance units, until such officer achieves compliance with the guidelines. The stock ownership guidelines are reviewed annually by the Compensation Committee.

Anti-Hedging Policy Statement and Insider Trading Policy

EOG’s Insider Trading Policy prohibits hedges or short sales of EOG stock by EOG directors and officers (including the NEOs). In addition to our Insider Trading Policy, all transactions involving EOG stock must comply with EOG’s Code of Conduct and applicable law, including the public reporting provisions of Section 16 of the Exchange Act. Under our Code of Conduct, directors, officers, and other employees are prohibited from trading in EOG stock when in possession of material, non-public information about EOG.

Our Insider Trading Policy also provides that our directors and officers (including the NEOs) shall not hold EOG securities in a margin account or pledge EOG securities as collateral for a loan. The limited exception to this pledge prohibition is in instances where a director or officer wishes to pledge his or her EOG securities as collateral for a personal loan (other than a margin loan to purchase EOG securities) and clearly demonstrates the financial ability to repay the loan without resorting to the pledged securities. Requests for such an exception must be submitted to our CEO or Chief Legal Officer for approval, prior to pledging any securities. In the limited circumstances where an exception may be granted, EOG’s stock ownership guidelines specifically provide that any pledged stock would not be counted in determining compliance with such ownership guidelines. However, none of our current officers or directors has pledged EOG securities as collateral for a loan pursuant to this exception under our Insider Trading Policy.

Clawback Policy

EOG’s Policy for the Recovery of Erroneously Awarded Compensation (“Clawback Policy”) complies with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act. In the event EOG is required to prepare an accounting restatement, EOG’s Clawback Policy requires the recovery of any erroneously awarded compensation received by covered individuals on or after the effective date of the Clawback Policy, unless such recovery would be impracticable, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act.

Compensation Risk Assessment

The Compensation Committee has reviewed the relationship between our risk management policies and compensation policies and practices and concluded that we do not have any compensation policies or practices that expose us to risks that are reasonably likely to have a material adverse effect on EOG.

46 | EOG Resources, Inc.	2026 Proxy Statement

Executive Compensation

Summary Compensation Table

The following table summarizes certain information regarding compensation paid or accrued during 2025, 2024, and 2023 to the NEOs.

				Non-Equity
			Stock	Incentive	All Other
Name and	Fiscal	Salary	Awards	Plan Comp	Compensation	Total
Principal Position	Year	($)(a)	($)(b)	($)(c)	($)(d)	($)
EZRA Y. YACOB	2025	$1,434,615	$12,729,628	$2,718,800	$693,593	$17,576,636
Chairman of the Board and	2024	$1,326,923	$11,439,317	$2,936,250	$512,135	$16,214,625
Chief Executive Officer	2023	$1,169,231	$10,496,402	$2,520,000	$373,139	$14,558,772
ANN D. JANSSEN	2025	$725,385	$3,415,207	$925,000	$136,969	$5,202,561
Executive Vice President and	2024	$638,077	$4,341,547	$841,725	$104,349	$5,925,698
Chief Financial Officer
JEFFREY R. LEITZELL	2025	$771,692	$4,656,969	$990,000	$200,313	$6,618,974
Executive Vice President and	2024	$653,077	$4,159,706	$957,000	$163,811	$5,933,594
Chief Operating Officer	2023	$524,231	$2,900,940	$775,000	$142,578	$4,342,749
MICHAEL P. DONALDSON	2025	$784,462	$4,242,968	$912,600	$299,006	$6,239,036
Executive Vice President and	2024	$760,385	$3,119,782	$998,325	$287,345	$5,165,837
Chief Legal Officer	2023	$728,846	$3,148,795	$926,100	$293,771	$5,097,512
(a)	Amounts represent annual base salary received by the NEOs. EOG’s employees are paid on a bi-weekly basis and generally receive twenty-six paychecks per calendar year.
(b)	Amounts represent (1) the grant date fair value of performance unit awards based on the Monte Carlo simulation (for a discussion of the assumptions used, see footnote (d) to the “Grants of Plan-Based Awards Table for 2025” below); and (2) the grant date fair value of restricted stock/RSU awards based on the closing price of our Common Stock on the NYSE on the grant date.
(c)	Amounts represent cash bonuses paid under the Annual Bonus Plan. See “Executive Compensation Program for 2025 — Annual Bonus” above for further discussion.
(d)	All Other Compensation for 2025 consists of:
●	Matching contributions under the Savings and Retirement Plan, our retirement contributions on behalf of each NEO to the Savings and Retirement Plan and our Make-Whole Contributions on behalf of each NEO to the Deferral Plan or as taxable income if the NEO does not participate in the Deferral Plan, as follows: Mr. Yacob, $579,513; Ms. Janssen, $113,527; Mr. Leitzell, $193,300; and Mr. Donaldson, $255,448.
●	Perquisites and other personal benefits consisting of (1) charitable matching contributions made by EOG for the NEOs, as follows: Mr. Yacob, $98,590 and Mr. Donaldson, $36,873; (2) expenses for spouse travel (including a “gross-up” for payment of taxes) as follows: Mr. Yacob, $5,091; Ms. Janssen, $5,611; Mr. Leitzell, $3,413; and Mr. Donaldson, $3,085; (3) cash perquisite allowances of $2,600 for Messrs. Yacob, Leitzell, and Donaldson and Ms. Janssen; (4) company contributions of $1,000 into the health savings account of Messrs. Yacob, Leitzell, and Donaldson and Ms. Janssen; (5) service award paid to Ms. Janssen for 30 years of service to EOG in the amount of $14,231; (6) a gift provided to Mr. Yacob in recognition of his 20 years of service to EOG in the amount of $6,719; and (7) a wellness incentive for Mr. Yacob in the amount of $80.

2026 Proxy Statement	EOG Resources, Inc. | 47

Executive Compensation

Grants of Plan-Based Awards Table for 2025

The following table summarizes certain information regarding grants made to each of the NEOs during 2025 under the 2021 Stock Plan.

									All Other
									Stock
			Estimated Possible Payments			Estimated Future Payments			Awards;	Grant
			under Non-Equity Incentive			under Equity Incentive			Number of	Date Fair
			Plan Awards(b)			Plan Awards(c)			Shares of	Value of
									Stock or	Stock
	Approval	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date(a)	Date(a)	($)	($)	($)	(#)	(#)	(#)	(#)	($)(d)
Ezra Y. Yacob	09/24/25	09/26/25				0	62,910	125,820		$7,809,647
	09/24/25	09/26/25							41,940	$4,919,981
			$0	$2,175,000	$4,350,000
Ann D. Janssen	09/24/25	09/26/25				0	16,878	33,756		$2,095,235
	09/24/25	09/26/25							11,252	$1,319,972
			$0	$740,000	$1,480,000
Jeffrey R. Leitzell	09/24/25	09/26/25				0	23,015	46,030		$2,857,082
	09/24/25	09/26/25							15,343	$1,799,887
			$0	$792,000	$1,584,000
Michael P. Donaldson	09/24/25	09/26/25				0	16,878	33,756		$2,095,235
	09/24/25	09/26/25				0	4,091	8,182		$507,857
	09/24/25	09/26/25							11,252	$1,319,972
	09/24/25	09/26/25							2,727	$319,904
			$0	$730,141	$1,460,282
(a)	The Compensation Committee determines the grant amount for each NEO to be granted on the same future grant date as other employees.
(b)	The target amounts are based on the NEO’s base salary as of December 31, 2025 and bonus target percentage as approved by the Compensation Committee. Mr. Donaldson’s 2025 bonus target percentage was prorated for his time in his role as Executive Vice President, General Counsel and Corporate Secretary and then as Executive Vice President and Chief Legal Officer. For January 1, 2025 through September 25, 2025 in his role as Executive Vice President, General Counsel and Corporate Secretary, Mr. Donaldson’s bonus target percentage was 90% of base salary. Effective September 26, 2025 through December 31, 2025, Mr. Donaldson’s bonus target percentage was increased to 100% of base salary, reflecting his promotion to Executive Vice President and Chief Legal Officer, effective September 25, 2025. The maximum individual award under our Annual Bonus Plan for an executive officer of the company is 200% of such executive officer’s then-applicable bonus target percentage as previously approved by the Compensation Committee. The award amounts paid to the NEOs in respect of 2025 performance under the Annual Bonus Plan are set forth in the “Non-Equity Incentive Plan Comp” column of the “Summary Compensation Table” above.
(c)	As set forth in the performance multiple scale in the “Executive Compensation Program for 2025 — Long-Term Incentives” section above, a performance multiple of 0% to 200% will be applied to the performance units granted based on EOG’s TSR (as defined in the grant agreements) over the three-year performance period of the awards relative to the TSR of the Performance Peer Group (as specified in the grant agreements) over the performance period, which will be adjusted by the absolute ROCE* modifier by a factor of minus 70% to plus 70% based on EOG’s average ROCE* over the three-year performance period. In no event will the performance multiple, after applying the absolute ROCE* modifier, exceed 200%. The overall performance award payout (after considering both relative TSR and the impact of the absolute ROCE* modifier) is capped at target (100%) if EOG’s absolute TSR is negative over the three-year performance period. The performance units granted September 26, 2025 “cliff” vest the February 28th immediately following the completion of the three-year performance period (January 2026 – December 2028).
(d)	The grant date fair value of the performance units is based on the Monte Carlo simulation. We used the following assumptions for the performance units awarded on September 26, 2025: an expected volatility of 30.83% over a 3.26-year period preceding the valuation date and a risk-free interest rate of 3.61%. Based on the Monte Carlo simulation, using the above assumptions, the value of the performance units was $124.14 per unit. The grant date fair value for restricted stock/RSUs (which “cliff” vest three years from the grant date) represents the closing price of our Common Stock on the NYSE on the grant date. The grant date fair value for the restricted stock/RSUs awarded on September 26, 2025 was $117.31 per share/unit.

Material Terms of Plan-Based Awards

The vesting schedule of performance units and restricted stock/RSUs awarded to the NEOs in 2025 is described in footnotes (c) and (d) to the “Grants of Plan-Based Awards Table for 2025” above. In accordance with the 2021 Stock Plan, unvested performance units and restricted stock/RSUs shall vest or be forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. See “Potential Payments Upon Termination of Employment or Change of Control” and “Potential Payments Upon Termination of Employment or Change of Control Table” below for a discussion of the termination provisions with respect to outstanding grants of performance units and restricted stock/RSUs made to our NEOs.

48 | EOG Resources, Inc.	2026 Proxy Statement

Executive Compensation

No dividends or other distributions will be delivered on unvested performance units or restricted stock/RSUs, but the value of any dividends or distributions declared on our Common Stock will be credited by us to the account of the NEO (with no interest accrued or to be paid) with respect to those unvested shares or units. When the performance units or restricted stock/RSUs vest, we will deliver the accumulated dividends or distributions attributable to such shares or units to the respective NEO in cash. The value of dividends and distributions are forfeited under the same circumstances that the performance units and restricted stock/RSUs are forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. At no time during 2025 were any outstanding awards re-priced or otherwise modified. Further, there are no market-based conditions applicable to any of the awards described above, except in respect of the grants of performance units as described above.

We did not grant any SARs or stock options to our NEOs in 2025, as grants of SARs and stock options are not a component of our executive compensation program. Further, we do not have a formal policy with respect to the timing of such grants and, therefore, (i) do not grant SARs or stock options in anticipation of the release of material nonpublic information (“MNPI”), (ii) do not time the release of MNPI based on SAR or stock option grant dates or for the purpose of affecting the value of executive compensation, and (iii) do not take MNPI into account when determining the timing and terms of SAR or stock option grants.

Outstanding Equity Awards at 2025 Fiscal Year-End Table

The following table summarizes certain information regarding unexercised SARs, unvested restricted stock/RSUs, and unvested performance units outstanding as of December 31, 2025 for each of the NEOs.

							Equity	Equity
							Incentive	Incentive
							Plan	Plan
							Awards:	Awards:
						Market	Number of	Market or
						Value of	Unearned	Payout Value
	Number of	Number of			Number of	Shares or	Shares,	of Unearned
	Securities	Securities			Shares or	Units of	Units or	Shares, Units
	Underlying	Underlying			Units of	Stock	Other	or Other
	Unexercised	Unexercised	SAR		Stock that	that Have	Rights that	Rights that
	SARs	SARs	Exercise	SAR	Have Not	Not	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)(a)	(#)(b)	($)(a)
Ezra Y. Yacob					108,136 (c)	$11,355,361	210,005 (g)	$22,052,625
Ann D. Janssen	9,365	0	$75.09	09/26/26	32,565 (d)	$3,419,651	37,500 (h)	$3,937,875
	9,365	0	$37.44	09/28/27
	9,365	0	$81.81	09/27/28
Jeffrey R. Leitzell	8,640	0	$37.44	09/28/27	37,197 (e)	$3,906,057	64,295 (i)	$6,751,618
	6,362	0	$81.81	09/27/28
Michael P. Donaldson					32,152 (f)	$3,376,282	65,220 (j)	$6,848,752
(a)	The value of unvested restricted stock/RSUs and unvested performance units is based on the closing price of our Common Stock on the NYSE of $105.01 per share on December 31, 2025.
(b)	Unit amounts shown for Messrs. Yacob and Donaldson (1) represent the aggregate number of unvested performance units granted on September 29, 2022, September 15, 2023, September 27, 2024, and September 26, 2025, and (2) for the September 29, 2022, September 15, 2023, September 27, 2024, and September 26, 2025 grants referenced in clause (1), assume (solely for purposes of this table) that over the three-year performance period, we achieve (a) a median TSR (as defined in the grant agreements) (i.e., a 100% performance multiple) over the applicable three-year performance period of the awards relative to the TSR of each of our peers (as specified in the respective grant agreements), (b) an average ROCE* between 11% and 14%, and (c) a positive absolute TSR.

Unit amount shown for Ms. Janssen (1) represents the aggregate number of unvested performance units granted on January 2, 2024, September 27, 2024, and September 26, 2025, and (2) for the January 2, 2024, September 27, 2024, and September 26, 2025 grants referenced in clause (1), assumes (solely for purposes of this table) that over the three-year performance period, we achieve (a) a median TSR (as defined in the grant agreements) (i.e., a 100% performance multiple) over the applicable three-year performance period of the awards relative to the TSR of each of our peers (as specified in the respective grant agreements), (b) an average ROCE* between 11% and 14%, and (c) a positive absolute TSR.

Unit amount shown for Mr. Leitzell (1) represents the aggregate number of unvested performance units granted on September 29, 2022, September 15, 2023, December 18, 2023, September 27, 2024, and September 26, 2025, and (2) for the September 29, 2022, September 15, 2023, December 18, 2023, September 27, 2024, and September 26, 2025 grants referenced in clause (1), assumes (solely for purposes of this table) that over the three-year performance period, we achieve (a) a median TSR (as defined in the grant agreements) (i.e., a 100% performance multiple) over the applicable three-year performance period of the awards relative to the TSR of each of our peers (as specified in the respective grant agreements), (b) an average ROCE* between 11% and 14%, and (c) a positive absolute TSR.

See “Executive Compensation Program for 2025 — Long-Term Incentives” above and the “Grants of Plan-Based Awards Table for 2025” above for additional discussion.

2026 Proxy Statement	EOG Resources, Inc. | 49

Executive Compensation

Subsequent to December 31, 2025 and effective February 10, 2026, the Compensation Committee certified a performance multiple of 100% as being applicable to the performance units granted on September 29, 2022 (which “cliff” vested on February 28, 2026 for Messrs. Yacob, Leitzell, and Donaldson based on (1) our TSR over the applicable three-year performance period relative to the TSR of each of the applicable peer companies and our resulting “TSR Rank” (as defined in the grant agreements) of “5” resulting in a performance multiple of 100%, (2) our average ROCE* for the three-year performance period of 24% resulting in a performance modifier of plus 65% for a total of 165%, and (3) a negative absolute TSR for the three-year performance period, resulting in a payout at target (100%)).

(c)	Assuming continued employment, the unvested restricted stock will vest as follows: 30,261 on September 15, 2026; 35,935 on September 27, 2027; and 41,940 on September 26, 2028.
(d)	Assuming continued employment, the unvested restricted stock/units will vest as follows: 7,566 on September 15, 2026; 3,947 on January 2, 2027; 9,800 on September 27, 2027; and 11,252 on September 26, 2028.
(e)	Assuming continued employment, the unvested restricted stock will vest as follows: 4,841 on September 15, 2026; 3,946 on December 18, 2026; 13,067 on September 27, 2027; and 15,343 on September 26, 2028.
(f)	Assuming continued employment, the unvested RSUs will vest as follows: 8,739 on September 15, 2026; 9,434 on September 27, 2027; and 13,979 on September 26, 2028.
(g)	Of the unvested performance units, 47,800 vested on February 28, 2026. Assuming continued employment, the remaining unvested performance units will vest as follows: 45,392 on February 28, 2027 subject to the applicable performance multiplier for the three-year performance period (January 2024 – December 2026); 53,903 on February 28, 2028 subject to the applicable performance multiplier for the three-year performance period (January 2025 – December 2027); and 62,910 on February 28, 2029 subject to the applicable performance multiplier for the three-year performance period (January 2026 – December 2028).
(h)	Assuming continued employment, the unvested performance units will vest as follows: 5,921 on February 28, 2027 subject to the applicable performance multiplier for the three-year performance period (January 2024 – December 2026); 14,701 on February 28, 2028 subject to the applicable performance multiplier for the three-year performance period (January 2025 – December 2027); and 16,878 on February 28, 2029 subject to the applicable performance multiplier for the three-year performance period (January 2026 – December 2028).
(i)	Of the unvested performance units, 8,497 vested on February 28, 2026. Assuming continued employment, the unvested performance units will vest as follows: 13,182 on February 28, 2027 subject to the applicable performance multiplier for the three-year performance period (January 2024 – December 2026); 19,601 on February 28, 2028 subject to the applicable performance multiplier for the three-year performance period (January 2025 – December 2027); and 23,015 on February 28, 2029 subject to the applicable performance multiplier for the three-year performance period (January 2026 – December 2028).
(j)	Of the unvested performance units, 15,933 vested on February 28, 2026. Assuming continued employment, the remaining unvested performance units will vest as follows: 13,617 on February 28, 2027 subject to the applicable performance multiplier for the three-year performance period (January 2024 – December 2026); 14,701 on February 28, 2028 subject to the applicable performance multiplier for the three-year performance period (January 2025 – December 2027); and 20,969 on February 28, 2029 subject to the applicable performance multiplier for the three-year performance period (January 2026 – December 2028).

SAR Exercises and Restricted Stock/RSU and Performance Unit Vestings Table for 2025

The following table summarizes certain information regarding exercises of SARs and vestings of restricted stock/RSUs and performance units during 2025 for each of the NEOs.

	SAR Awards		Restricted Stock/RSU Awards		Performance Unit Awards
	Number of		Number of		Number of
	Shares	Value	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting	Vesting	Vesting
Name	(#)	($)	(#)	($)	(#)	($)
Ezra Y. Yacob	0	$0	31,866	$3,612,011	57,318	$7,275,947
Ann D. Janssen	0	$0	7,126	$807,732	0	$0
Jeffrey R. Leitzell	16,830	$393,989	5,665	$642,128	12,983	$1,648,062
Michael P. Donaldson	0	$0	10,591 (a)	$1,199,410	24,970	$3,169,692
(a)	Includes 366 RSUs for Mr. Donaldson with an aggregate value (as of the vesting date) of $40,406, which were withheld by EOG in connection with the accelerated vesting in November 2025 of the previously awarded September 2024 RSU grant. Pursuant to the 2021 Stock Plan, the value of all then-outstanding unvested RSUs must be reported as income for Federal Insurance Contributions Act (“FICA”) purposes in the year in which an employee becomes retirement eligible (i.e., age 62 with at least 5 years of service with EOG). Once retirement eligible, RSUs granted in a given year must be reported as income in the year of grant for FICA purposes, which was applicable to Mr. Donaldson in 2025. Therefore, such RSUs were withheld to satisfy the 2025 FICA and related federal tax-withholding obligation of Mr. Donaldson.

Pension Benefits

We currently have no defined benefit pension plans covering any of the NEOs.

50 | EOG Resources, Inc.	2026 Proxy Statement

Executive Compensation

Nonqualified Deferred Compensation Table for 2025

The following table provides certain information regarding the deferral of compensation by our NEOs under our Deferral Plan. The Deferral Plan is our only defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

			Aggregate		Aggregate
	Executive	Registrant	Earnings/	Aggregate	Balance at
	Contributions	Contributions	(Loss)	Withdrawals/	2025 Year
	in 2025	in 2025	in 2025	Distributions	End
Name	($)(a)	($)(b)	($)(c)	($)	($)(d)
Ezra Y. Yacob	$304,025	$514,628	$441,257	$0	$3,971,802
Ann D. Janssen	$0	$0	$0	$0	$0
Jeffrey R. Leitzell	$1,320,357	$137,491	$376,058	$0	$4,083,247
Michael P. Donaldson	$182,303	$198,179	$(90,843)	$0	$3,722,342
(a)	These amounts are reported in the “Salary” column (for 2025) and the “Non-Equity Incentive Plan Comp” column (for 2025) of the “Summary Compensation Table” above. The amount invested in a phantom stock account is $0 for each of the NEOs.
(b)	These amounts are reported in the “All Other Compensation” column (for 2025) of the “Summary Compensation Table” above. The amount invested in a phantom stock account is $0 for each of the NEOs.
(c)	Amounts included in this column do not include above-market or preferential earnings (of which there were none).
(d)	The amount of the aggregate balance as of December 31, 2025 that has been contributed by each of the NEOs and shown as compensation in the “Summary Compensation Table” for previous years (prior to 2025) for each of the NEOs is: Mr. Yacob, $1,038,075; Ms. Janssen, $0; Mr. Leitzell, $1,610,125; and Mr. Donaldson, $704,208. The amount of the aggregate balance as of December 31, 2025 that has been contributed by EOG and shown as compensation in the “Summary Compensation Table” for previous years (prior to 2025) for each of the NEOs is: Mr. Yacob, $1,056,354; Ms. Janssen, $0; Mr. Leitzell, $283,469; and Mr. Donaldson, $1,264,452. The amount of the aggregate balance as of December 31, 2025 invested in a phantom stock account for each of the NEOs is: Mr. Yacob, $36,169 (344 shares); Ms. Janssen, $0; Mr. Leitzell, $62,801 (598 shares); and Mr. Donaldson, $2,226,646 (21,204 shares).

Under our Deferral Plan, each NEO can elect to defer up to 50% of his or her annual base salary, up to 100% of his or her annual cash bonus, and/or Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan. Deferral elections are irrevocable and generally must be made prior to the first day of the calendar year during which the compensation would be earned.

Deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds; or (2) a phantom stock account, in which deferrals are treated as if such amounts are used to purchase our Common Stock at the closing price on the date such deferred compensation would otherwise have been paid, and includes reinvestment of dividends.

Participants in the Deferral Plan may elect a lump-sum payout or annual installment payout for up to 15 years following their separation from service, disability, or death. If a participant elects to defer funds into a phantom stock account, distributions will be made in a lump sum in shares of our Common Stock. A participant may also elect to receive his or her account balance in a lump sum upon a change of control of EOG (as defined in the Deferral Plan).

A participant may receive an in-service distribution in the following ways:

●	through a special deferral account, under which distribution of all or a part of a participant’s account balance can be made over a period of one to five years beginning after the first anniversary of the election; or
●	through a hardship distribution, in which the administrative committee responsible for administering the plan (in its sole discretion) grants the participant’s request for a distribution based on unforeseeable circumstances causing urgent and severe financial hardship for the participant.

Employment Agreements

EOG does not have employment agreements with any of our NEOs. All NEOs serve at the discretion of the Board and receive compensation as determined by the Compensation Committee under our broad-based plans and programs as described under “Compensation Discussion and Analysis” above.

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Executive Compensation

Potential Payments Upon Termination of Employment or Change of Control

If the employment of any of our NEOs terminates, other than as a result of a change of control of EOG, the EOG Resources, Inc. Severance Pay Plan (“Severance Pay Plan”), which covers all full-time EOG employees, would govern any payments to be received.

Each of our NEOs has entered into a change of control agreement with us. If a change of control of EOG occurs and an NEO is terminated, the terms of the NEO’s change of control agreement, along with our retention bonus plan described under “Payments Made Upon a Change of Control — Retention Bonus Plan” below, would govern any payments to be received.

In accordance with our 2021 Stock Plan, upon termination of employment or change of control, unvested performance units and unvested restricted stock/RSUs shall either vest or be forfeited based on the reasons for termination, as set forth in the governing grant agreement and as further described below.

Payments Made Upon Termination Under Our Severance Pay Plan

The following describes payments to be received under our Severance Pay Plan in the event of termination of employment for the specified reason.

Involuntary Termination. Employees who are terminated by EOG as a result of business circumstances or reorganization will receive the sum of one week of base salary for each year of EOG service (or portion thereof) and one week of base salary for each $10,000 (or portion thereof) of base salary, up to a maximum severance benefit of 26 weeks of base salary. Employees who are terminated by EOG for failure to meet performance objectives or standards will receive one week of base salary for each year of EOG service (or portion thereof), up to a maximum severance benefit of six weeks of base salary. In both circumstances, the amount of severance will be doubled if the employee signs a waiver and release of claims. The total amount of severance paid may not exceed 52 weeks of base salary. Severance will be paid in cash in a lump sum.

Cause. Employees terminated for cause are generally not eligible for severance benefits.

Voluntary Termination; Disability or Death. Severance benefits are not payable in the event of voluntary termination or in the event of disability or death.

Payments Made Upon a Change of Control

In the event of a change of control of EOG, each NEO is entitled to the following benefits.

Change of Control Agreements. Each NEO has entered into a change of control agreement with us. Under each change of control agreement, “change of control” is generally defined as:

●	the acquisition by any person of beneficial ownership of 20% or more of either (A) the then-outstanding shares of our Common Stock or (B) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that the following acquisitions will not constitute a change of control: (1) any acquisition directly from us, (2) any acquisition by us, (3) any acquisition by any employee benefit plan sponsored by us or any of our affiliates, (4) any acquisition by any corporation that complies with sub-clauses (A), (B) and (C) of the third bullet point below or (5) an acquisition by a Qualified Institutional Investor (as defined in each change of control agreement);
●	individuals who constituted the Board as of May 3, 2005 (“Incumbent Directors”) ceasing for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after May 3, 2005 shall be deemed to be an Incumbent Director if their election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the then-Incumbent Directors (except in certain circumstances);
●	consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of the assets or stock of another entity (“Business Combination”), other than a Business Combination (A) which would result in all or substantially all of the persons that were beneficial owners of our Common Stock and Voting Securities outstanding immediately prior to the Business Combination continuing to beneficially own more than 60% of the then-outstanding shares of the common stock and the combined voting power of the then-outstanding Voting Securities, as the case may be, of the corporation resulting from such Business Combination, in substantially the same proportions as their ownership immediately prior to the Business Combination; (B) in which no person is or becomes the beneficial owner of 20% or more of the then-outstanding shares of the common stock or the combined voting power of the then-outstanding Voting Securities of the corporation resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination and (C) in which at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of our Board at the time of the execution of the initial agreement or the action of the Board providing for such Business Combination; or
●	approval by our stockholders of a complete liquidation or dissolution of EOG.

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Under each change of control agreement, if, within two years after a change of control of EOG, an NEO’s employment is terminated by us for any reason (other than for cause (as defined in the agreement) or by reason of death, disability or retirement) or by the NEO under circumstances defined in the agreement as “good reason,” then the NEO will receive:

●	a severance benefit of 2.99 times his or her annual base salary plus two times his or her target annual bonus, each as in effect immediately prior to the change of control or, if increased, immediately prior to the termination date;
●	retirement contributions and matching contributions under our Savings and Retirement Plan that would have been made if the NEO had continued to be employed for three years following the date of termination and, in the case of the Savings and Retirement Plan matching amounts, assuming that the NEO had continued to contribute to the Savings and Retirement Plan during such three-year period at his or her then-current contribution level;
●	the NEO’s base salary and compensation for earned but unused vacation accrued through the termination date but not previously paid to the NEO;
●	up to three years of participation in our medical and dental coverage; and
●	outplacement services, not to exceed $50,000.

If an NEO’s employment is terminated within two years after a change of control of EOG for cause, as a result of death, disability or retirement or by the NEO for other than “good reason” (as defined in the change of control agreement), the NEO will be entitled only to the base salary and any other compensation and benefits earned and payable through the termination date.

Retention Bonus Plan. In order to ensure continuity of operations in the event of a change of control of EOG, a retention bonus plan would become effective and applicable to all eligible employees, including our NEOs. To be eligible to receive the retention bonus, an employee must remain employed by us through the effective date of the change of control (as defined in our Change of Control Severance Plan) and be employed by the acquiring company 180 days after the effective date of the change of control or be involuntarily terminated (as defined in our Change of Control Severance Plan) by the acquiring company on or within 180 days after the effective date of the change of control. Eligible employees would receive a bonus equal to the most recent bonus they had received under our annual bonus program, payable upon the earlier of 180 days after the effective date of the change of control or upon such involuntary termination.

Treatment of Stock Grants Under Our 2021 Stock Plan Upon Termination of Employment or Change of Control

September 2023 Stock Grants. The following discussion summarizes the treatment, upon termination of employment or change of control, of the stock grants under our 2021 Stock Plan that were awarded to our NEOs in September 2023 and were unvested as of December 31, 2025.

Normal Retirement At or After Age 62. In the event an NEO retires at or after age 62 with at least five years of EOG service, the NEO would be entitled to the same benefits as any other of our retiring employees. In accordance with the terms of the governing grant agreements, upon an NEO’s retirement at or after age 62 with at least five years of EOG service,

●	all restrictions on the performance units will lapse; the applicable performance multiple will be the performance multiple for the three-year performance period certified by the Compensation Committee; and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the original vesting date, subject to the six-month delay applicable to specified employees under Section 409A of the Code; and
●	all restrictions on the RSUs will lapse on the original vesting date and the related shares will be released as soon as administratively practicable following the original vesting date, subject to the six-month delay applicable to specified employees under Section 409A of the Code and provided that all provisions of the NEO’s related non-competition agreement (with a restricted period expiring on the original vesting date) are satisfied.

Company-Approved Retirement Prior to Age 62 (Early Retirement). In the event an NEO chooses to retire at or after age 55 but prior to age 62 with at least five years of EOG service and the retirement is designated in writing by EOG as a “Company-approved Retirement prior to age 62,” the NEO would be entitled to the same benefits as any other employee whose retirement was designated as a “Company-approved Retirement prior to age 62”.

In the event an NEO is eligible for early retirement but is involuntarily terminated by EOG other than for Cause or performance reasons, such termination will be treated as a “Company-approved Retirement prior to age 62”. In order to be designated a “Company-approved Retirement prior to age 62,” the NEO must agree to enter into a six-month non-competition agreement with us.

In accordance with the terms of the governing grant agreements, upon an NEO’s “Company-approved Retirement prior to age 62,”

●	for performance units, the applicable performance multiple will be the performance multiple for the three-year performance period certified by the Compensation Committee and, for each whole year that has passed since the grant date, 33% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the original vesting date, subject to the six-month delay applicable to specified employees under Section 409A of the Code and provided that all provisions of the NEO’s related non-competition agreement are satisfied;

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●	for restricted stock, the restrictions on 33% of the restricted stock will lapse for each whole year that has passed since the grant date and the related shares will be released as soon as administratively practicable following the six-month anniversary of the date of retirement, provided that all provisions of the NEO’s related non-competition agreement are satisfied; and
●	for RSUs, the restrictions on 33% of the RSUs will lapse for each whole year that has passed since the grant date and the related shares will be released as soon as administratively practicable following the original vesting date, subject to the six-month delay applicable to specified employees under Section 409A of the Code and provided that all provisions of the NEO’s related non-competition agreement are satisfied.

Involuntary Termination (Not for Cause or Performance Reasons) Prior to Eligibility for Early Retirement. In accordance with the terms of the governing grant agreements, upon involuntary termination other than for Cause or performance reasons and the NEO is not yet eligible for early retirement,

●	for performance units, the applicable performance multiple will be the performance multiple for the three-year performance period certified by the Compensation Committee and, for each whole year that has passed since the grant date, 33% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the original vesting date, subject to the six-month delay applicable to specified employees under Section 409A of the Code; and
●	for restricted stock, the restrictions on 33% of the restricted stock will lapse for each whole year that has passed since the grant date and the related shares will be released as soon as administratively practicable following the date of termination.

Voluntary Termination, Involuntary Termination for Performance Reasons or Termination for Cause. In accordance with the terms of the governing grant agreements, upon voluntary termination, involuntary termination for performance reasons or termination for Cause, all performance units (including any additional performance units which may have been awarded or credited upon the completion of the three-year performance period based on the applicable performance multiple certified by the Compensation Committee) and restricted stock/RSUs shall be forfeited and canceled.

Disability or Death. In accordance with the terms of the governing grant agreements, upon disability,

●	all restrictions on the performance units will lapse; the applicable performance multiple will be the performance multiple for the three-year performance period certified by the Compensation Committee; and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the original vesting date, subject to the six-month delay applicable to specified employees under Section 409A of the Code;
●	all restrictions on the restricted stock will lapse and the related shares will be released as soon as administratively practicable following the date of termination; and
●	all restrictions on the RSUs will lapse and the related shares will be released as soon as administratively practicable following the original vesting date, subject to the six-month delay applicable to specified employees under Section 409A of the Code.

In accordance with the terms of the governing grant agreements, upon death,

●	all restrictions on the performance units will lapse; the applicable performance multiple will be (A) 100% (if the date of death is on or prior to the end date of the three-year performance period) and the shares of Common Stock represented by the performance units will be released as soon as administratively practicable following the date of death; or (B) the performance multiple for the performance period certified by the Compensation Committee (if the date of death is subsequent to the end date of the performance period) and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the vesting date; and
●	all restrictions on the restricted stock/RSUs will lapse and the related shares will be released as soon as administratively practicable following the date of death.

Change of Control. In accordance with the terms of the governing grant agreements, upon the termination of employment by the company without Cause or by the NEO for Good Reason during the two-year period following a change of control of EOG,

●	all restrictions on the performance units will lapse; the applicable performance multiple will be (A) based on the respective TSR of EOG and each of our peer companies (as specified in the grant agreement) over the three-year performance period (using, for purposes of such calculations, the 30-calendar day period immediately preceding the effective date of the change of control as the end month of the performance period), if the date of termination is prior to the end date of the three-year performance period, or (B) the performance multiple for the performance period certified by the Compensation Committee if the date of termination is on or subsequent to the end date of the performance period; and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the date of termination, subject to the six-month delay applicable to specified employees under Section 409A of the Code;
●	all restrictions on the restricted stock will lapse and the related shares will be released as soon as administratively practicable following the date of termination; and

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●	all restrictions on the RSUs will lapse and the related shares will be released as soon as administratively practicable following the date of termination, subject to the six-month delay applicable to specified employees under Section 409A of the Code.

If the event constituting the change of control does not qualify as a change in effective ownership or control of EOG for purposes of Section 409A, then the release of shares of Common Stock in respect of performance units and RSUs shall be delayed until the earliest time that such distribution or payment would be permissible under Section 409A.

Stock Grants after September 2023. The following discussion summarizes the treatment, upon termination of employment or change of control, of the stock grants under our 2021 Stock Plan that were awarded to our NEOs after September 2023 and were unvested as of December 31, 2025.

Normal Retirement At or After Age 62. In the event an NEO retires at or after age 62 with at least five years of EOG service, the NEO would be entitled to the same benefits as any other of our retiring employees. In accordance with the terms of the governing grant agreements, upon an NEO’s retirement at or after age 62 with at least five years of EOG service, provided that the retirement date is at least 12 months after the grant date and all provisions of the NEO’s related non-competition agreement (with a restricted period expiring on the original vesting date) are satisfied,

●	all restrictions on the performance units will lapse on the original vesting date; the applicable performance multiple will be the performance multiple for the three-year performance period certified by the Compensation Committee; and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the original vesting date, subject to the six-month delay applicable to specified employees under Section 409A of the Code; and
●	all restrictions on the RSUs will lapse on the original vesting date and the related shares will be released as soon as administratively practicable following the original vesting date, subject to the six-month delay applicable to specified employees under Section 409A of the Code.

If the retirement date is less than 12 months after the grant date or the NEO does not comply with all provisions of the related non-competition agreement, the performance units and RSUs will be forfeited and canceled.

Company-Approved Retirement Prior to Age 62 (Early Retirement). In the event an NEO chooses to retire at or after age 55 but prior to age 62 with at least five years of EOG service and the retirement is designated in writing by EOG as a “Company-approved Retirement prior to age 62,” the NEO would be entitled to the same benefits as any other employee whose retirement was designated as a “Company-approved Retirement prior to age 62”.

In the event an NEO is eligible for early retirement but is involuntarily terminated by EOG other than for Cause or performance reasons, such termination will be treated as a “Company-approved Retirement prior to age 62”. In order to be designated a “Company-approved Retirement prior to age 62,” the NEO must agree to enter into a non-competition agreement (with a restricted period expiring on the original vesting date) with us.

In accordance with the terms of the governing grant agreements, upon an NEO’s “Company-approved Retirement prior to age 62,” provided that all provisions of the NEO’s related non-competition agreement (with a restricted period expiring on the original vesting date) are satisfied,

●	all restrictions on the performance units will lapse on the original vesting date; the applicable performance multiple will be the performance multiple for the three-year performance period certified by the Compensation Committee; and, for each whole year that has passed since the grant date, 33% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the original vesting date, subject to the six-month delay applicable to specified employees under Section 409A of the Code; and
●	the restrictions on 33% of the restricted stock/RSUs will lapse on the original vesting date for each whole year that has passed since the grant date and the related shares will be released as soon as administratively practicable following the original vesting date, subject (with respect to RSUs) to the six-month delay applicable to specified employees under Section 409A of the Code.

If the NEO does not comply with all provisions of the related non-competition agreement, the performance units and restricted stock/RSUs will be forfeited and canceled.

Other Termination of Employment/Change of Control Events. The treatment of the performance units grants and restricted stock/RSUs grants under the governing grant agreements upon any other termination of employment/change of control event (other than normal retirement at or after age 62 or early retirement) will be the same as the treatment of the performance units grants and restricted stock/RSU grants under the 2021 Stock Plan that were awarded in September 2023 (see summary above under “September 2023 Stock Grants”).

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Executive Compensation

Potential Payments Upon Termination of Employment or Change of Control Table

The following tables show the estimated potential payments and benefits that would be received by each current NEO in the event of his or her termination of employment as a result of each of the circumstances described above and assumes that any termination was effective as of December 31, 2025. The closing price of our Common Stock on the NYSE on December 31, 2025 was $105.01 per share. The actual amounts to be paid can only be determined at the time of the NEO’s actual termination.

EZRA Y. YACOB

						Involuntary
					Involuntary	Termination
Executive Benefits and	Voluntary	Early	Normal	Disability or	Termination	(Not For		Change of
Payments Upon	Termination	Retirement	Retirement	Death	(For Cause)	Cause)		Control
Termination	($)(a)	($)(b)	($)(c)	($)(d)	($)(a)	($)		($)
Cash Severance	$0			$0	$0	$1,450,000	(e)	$11,621,750	(f)
Performance Units	$0			$22,052,625	$0	$10,033,180	(g)	$22,052,625	(h)
Restricted Stock	$0			$11,355,361	$0	$3,342,468	(g)	$11,355,361	(h)
Health Benefits(i)	$0			$0	$0	$0		$80,813
Unused Vacation(j)	$46,010			$46,010	$46,010	$46,010		$46,010
All Other(k)	$0			$0	$0	$0		$202,250
Total:	$46,010	n/a	n/a	$33,453,996	$46,010	$14,871,658		$45,358,809

ANN D. JANSSEN

						Involuntary
					Involuntary	Termination
Executive Benefits and	Voluntary	Early	Normal	Disability or	Termination	(Not For		Change of
Payments Upon	Termination	Retirement	Retirement	Death	(For Cause)	Cause)		Control
Termination	($)(a)	($)(b)	($)(c)	($)(d)	($)(a)	($)		($)
Cash Severance	$0	$0		$0	$0	$740,000	(e)	$4,534,325	(f)
Performance Units	$0	$714,488		$3,937,875	$0	$714,488	(l)	$3,937,875	(h)
Restricted Stock/RSUs	$0	$1,000,640		$3,419,651	$0	$1,000,640	(l)	$3,419,651	(h)
Health Benefits(i)	$0	$0		$0	$0	$0		$53,653
Unused Vacation(j)	$25,971	$25,971		$25,971	$25,971	$25,971		$25,971
All Other(k)	$0	$0		$0	$0	$0		$202,250
Total:	$25,971	$1,741,099	n/a	$7,383,497	$25,971	$2,481,099		$12,173,725

JEFFREY R. LEITZELL

						Involuntary
					Involuntary	Termination
Executive Benefits and	Voluntary	Early	Normal	Disability or	Termination	(Not For		Change of
Payments Upon	Termination	Retirement	Retirement	Death	(For Cause)	Cause)		Control
Termination	($)(a)	($)(b)	($)(c)	($)(d)	($)(a)	($)		($)
Cash Severance	$0			$0	$0	$792,000	(e)	$4,909,080	(f)
Performance Units	$0			$6,751,618	$0	$2,484,957	(g)	$6,751,618	(h)
Restricted Stock	$0			$3,906,057	$0	$1,061,756	(g)	$3,906,057	(h)
Health Benefits(i)	$0			$0	$0	$0		$53,653
Unused Vacation(j)	$17,896			$17,896	$17,896	$17,896		$17,896
All Other(k)	$0			$0	$0	$0		$202,250
Total:	$17,896	n/a	n/a	$10,675,571	$17,896	$4,356,609		$15,840,554

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MICHAEL P. DONALDSON

						Involuntary
					Involuntary	Termination
Executive Benefits and	Voluntary	Early	Normal	Disability or	Termination	(Not For		Change of
Payments Upon	Termination	Retirement	Retirement	Death	(For Cause)	Cause)		Control
Termination	($)(a)	($)(b)	($)(c)	($)(d)	($)(a)	($)		($)
Cash Severance			$0	$0	$0	$788,000	(e)	$4,930,445	(f)
Performance Units			$4,646,798	$6,848,752	$0	$4,646,798	(m)	$6,848,752	(h)
Restricted Stock/RSUs			$1,908,347	$3,376,282	$0	$1,908,347	(m)	$3,376,282	(h)
Health Benefits(i)			$0	$0	$0	$0		$55,435
Unused Vacation(j)			$46,598	$46,598	$46,598	$46,598		$46,598
All Other(k)			$0	$0	$0	$0		$202,250
Total:	n/a	n/a	$6,601,743	$10,271,632	$46,598	$7,389,743		$15,459,762
(a)	No additional compensation, other than unused vacation, is paid if the NEO voluntarily terminates his or her employment or if the NEO is involuntarily terminated for cause. Of the NEOs, Mr. Donaldson was of normal retirement age (age 62 or older with five years of EOG service) as of December 31, 2025 and, therefore, voluntary termination is not applicable. A voluntary termination could occur for Ms. Janssen if early retirement was not company-approved or if she did not agree to, or fulfill, a non-competition agreement.
(b)	Of the NEOs, only Ms. Janssen was between age 55 and 62 with at least five years of EOG service and thus was eligible for early retirement as of December 31, 2025. Assumes that upon satisfying the non-competition agreement (1) 33% of unvested performance units will vest for each whole year that has passed since the grant date as of December 31, 2025 on the vesting date as defined in the award agreement to the same extent as if the employment had not terminated (assuming a performance multiple of 100% as the applicable performance period has not been completed or the achieved performance multiple has not been certified); (2) 33% of unvested restricted stock/RSUs awarded prior to December 13, 2023 will vest for each whole year that has passed since the grant date as of December 31, 2025; and (3) 33% of unvested restricted stock/RSUs awarded on or after December 13, 2023 will vest for each whole year that has passed since the grant date as of December 31, 2025 on the vesting date as defined in the award agreement to the same extent as if the employment had not terminated. However, (1) the actual value of the unvested performance units and unvested restricted stock/RSUs awarded on or after December 13, 2023 will be subject to market risk until the vesting date as defined in the award agreement to the same extent as if the employment had not terminated, and restricted stock/RSUs granted prior to December 13, 2023 will be subject to market risk during the term of the non-competition agreement and (2) the actual value of the performance units will also be subject to the applicable performance multiple. The number of performance units that will vest for Ms. Janssen is 6,804. The number of restricted stock/RSUs that will vest for Ms. Janssen is 9,529.
(c)	Of the NEOs, only Mr. Donaldson was of normal retirement age (age 62 or older with five years of EOG service) as of December 31, 2025. Represents the value of unvested performance units (assuming a performance multiple of 100% as the applicable performance period has not been completed or the achieved performance multiple has not been certified) and RSUs granted in September 2024 or prior, as December 31, 2025 is less than 12 months after the September 2025 grant date so such performance units and RSUs granted in September 2025 will be forfeited and canceled; however, (1) the actual value of the performance units will be subject to market risk until the vesting date as defined in the award agreement to the same extent as if the employment had not terminated and RSUs granted in September 2024 and prior will be subject to market risk during the six-month delay period (pursuant to Section 409A of the Code) and (2) the actual value of the performance units will also be subject to the applicable performance multiple. The number of performance units that will vest for Mr. Donaldson is 44,251. The number of RSUs that will vest for Mr. Donaldson is 18,173.
(d)	Represents the value of the unvested performance units (assuming a performance multiple of 100% as the applicable performance period has not been completed or the achieved performance multiple has not been certified) and restricted stock/RSUs as of December 31, 2025, for the NEOs. Upon disability, (1) all unvested performance units will vest but are not payable until the completion of the applicable performance period, (2) all unvested RSUs will vest on the date of disability and will be released six months following the date of disability and will therefore be subject to market risk for six months, and (3) all unvested restricted stock will vest on the date of disability. Upon death, (1) all unvested performance units will vest and will be distributed as shares at the 100% performance multiple if the date of death is prior to the completion of the applicable performance period and (2) all unvested restricted stock/RSUs will vest on the date of death.
(e)	Represents 52 weeks of base salary, the maximum benefit paid under our Severance Pay Plan, based on the annual base salary and years of EOG service as of December 31, 2025, for the NEOs. In the event of involuntary termination for failure to meet performance objectives or standards, the NEO would be eligible for a cash severance of up to 12 weeks of base salary provided he or she executed a waiver and release of claims.
(f)	Calculated as the sum of (1) 2.99 times annual base salary plus two times annual bonus award opportunity in accordance with the change of control agreement for the NEOs and (2) a retention bonus in accordance with our retention bonus plan described above. The annual base salary is as follows: Mr. Yacob, $1,450,000; Ms. Janssen, $740,000; Mr. Leitzell, $792,000; and Mr. Donaldson, $788,000. The target annual bonus is as follows: Mr. Yacob, $2,175,000; Ms. Janssen, $740,000; Mr. Leitzell, $792,000; and Mr. Donaldson, $788,000. In accordance with the retention bonus plan, the retention bonus utilized is the annual bonus awarded in 2025 (for 2024 performance) as follows: Mr. Yacob, $2,936,250; Ms. Janssen, $841,725; Mr. Leitzell, $957,000; and Mr. Donaldson, $998,325.
(g)	Upon an involuntary termination that is not for cause, (1) 33% of the unvested performance units will vest for each whole year that has passed since the date of grant as of December 31, 2025 on the vesting date as defined in the award agreement to the same extent as if the employment had not terminated (assuming a performance multiple of 100% as the applicable performance period has not been completed or the achieved performance multiple has not been certified); however, the actual value of the performance units will be subject to the applicable performance multiple and will be subject to market risk until the vesting date as defined in the award agreement to the same extent as if the employment had not terminated; and (2) 33% of unvested restricted stock will vest for each whole year that has passed since the grant date as of December 31, 2025. The number of performance units that would vest for Mr. Yacob is 95,545 and for Mr. Leitzell is 23,664. The number of shares of restricted stock that would vest for Mr. Yacob is 31,830 and for Mr. Leitzell is 10,111. If the involuntary termination was for failure to meet performance objectives or standards, all performance units and shares of restricted stock would be forfeited and canceled.
(h)	Represents the value of unvested performance units (assuming a performance multiple of 100% as the applicable performance period has not been completed or the achieved performance multiple has not been certified) and restricted stock/RSUs as of December 31, 2025, for the NEOs.

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Executive Compensation

(i)	Health Benefits include the estimated value of three years of participation in our medical and dental plans, based on the NEO’s elections as of December 31, 2025.
(j)	Represents the unused vacation as of December 31, 2025, that would be paid to the NEO.
(k)	“All Other” includes (1) the estimated value of matching contributions and retirement contributions under the Savings and Retirement Plan had the NEO continued to be employed for three years based on the contribution rates and statutory limits in effect as of December 31, 2025 and (2) $50,000 in outplacement services.
(l)	Ms. Janssen is eligible for early retirement; therefore, any involuntary termination that is not for cause is treated as a “Company-approved Retirement prior to age 62” for stock plan purposes. See footnote (b) above for further explanation.
(m)	Mr. Donaldson is eligible for normal retirement; therefore, any involuntary termination that is not for cause is treated as a “retirement at or after age 62” for stock plan purposes. See footnote (c) above for further explanation.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. Ezra Y. Yacob, our CEO, and the annual total compensation of our “Median Employee”.

For 2025, our last completed fiscal year:

●	the annual total compensation of our CEO (determined as described below) was $17,576,636; and
●	the annual total compensation of our Median Employee (determined as described below) was $225,792.

Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the Median Employee was 78 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.

We used the following material assumptions, adjustments and estimates to identify the Median Employee and to determine the annual total compensation of our CEO and the Median Employee:

●	We determined that, as of December 31, 2025, our employee population consisted of approximately 3,411 individuals (excluding the CEO) who were working at our parent company and consolidated subsidiaries and who were located in the following countries: The Kingdom of Bahrain (“Bahrain”), The Republic of Trinidad and Tobago (“Trinidad”), the United Arab Emirates (“UAE”), and the United States of America (“U.S.”). This population consisted of our full-time, part-time, and temporary employees.
●	As permitted under SEC rules, we adjusted the employee population to exclude 139 non-U.S. employees (or approximately 4.1% of the employee population) from the following foreign jurisdictions:
-	Bahrain: 2 employees
-	Trinidad: 134 employees
-	UAE: 3 employees

After excluding the foregoing non-U.S. employees, our adjusted employee population as of December 31, 2025 was 3,272.

●	To identify the Median Employee from our adjusted employee population, we first determined each employee’s base salary as of December 31, 2025, overtime earnings and annual cash bonus paid for fiscal year 2025 as reflected in our payroll records, and the grant value of restricted stock/RSUs granted during fiscal year 2025. Then we identified our Median Employee from our adjusted employee population based on this compensation measure.
●	In accordance with the SEC rules, we determined the CEO’s 2025 annual total compensation to be equal to $17,576,636, which represents the amount reported for fiscal year 2025 for our CEO in the “Total” column of our “Summary Compensation Table” above.
●	We determined the Median Employee’s 2025 total annual compensation to be equal to $225,792, which represents the amount of such employee’s compensation for fiscal year 2025 that would have been reported in our “Summary Compensation Table” in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee had been an NEO for fiscal year 2025.

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Executive Compensation

Pay-Versus-Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our CEO and to our non-CEO NEOs and certain financial performance of the company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by, or paid to, our NEOs during a covered year. For further information regarding the company’s pay-versus-performance philosophy and how the company aligns executive compensation with the company’s performance, refer to the “Compensation Discussion and Analysis” section above. For purposes of the below tables and related disclosures, “CEO 1” refers to William R. Thomas (our CEO in 2021, until his retirement effective September 30, 2021) and “CEO 2” refers to Ezra Y. Yacob (our CEO in 2021, effective October 1, 2021, and in 2022, 2023, 2024, and 2025).

							Value of Initial Fixed
							$100 Investment
							Based On:
					Average
					Summary	Average			Net
	Summary		Summary		Compensation	Compensation			Income/
	Compensation	Compensation	Compensation	Compensation	Table Total	Actually Paid to			(Loss)
	Table Total	Actually Paid	Table Total	Actually Paid	for Non-CEO	Non-CEO		Peer Group	(in
Year	for CEO 1(a)	to CEO 1(b)	for CEO 2(c)	to CEO 2(d)	NEOs(e)	NEOs(f)	TSR	TSR(g)	millions)	ROCE*(h)
2025	n/a	n/a	$17,576,636	$10,130,594	$6,020,190	$3,835,048	$268.00	$282.89	$4,980	18.7%
2024	n/a	n/a	$16,214,625	$17,100,529	$4,544,310	$4,925,008	$302.39	$280.65	$6,403	25.1%
2023	n/a	n/a	$14,558,772	$11,497,316	$5,462,270	$3,490,889	$289.92	$296.63	$7,594	27.5%
2022	n/a	n/a	$12,641,202	$18,973,135	$5,102,832	$8,514,455	$295.91	$296.53	$7,759	35.8%
2021	$8,602,291	$23,431,751	$9,752,887	$13,893,824	$4,687,403	$8,701,274	$188.62	$187.09	$4,664	23.0%
(a)	Amounts represent the total compensation reported for Mr. Thomas in the Summary Compensation Table for his service as CEO in 2021 (until his retirement effective September 30, 2021).
(b)	Amounts reported in this column are based on the total compensation reported for Mr. Thomas in the Summary Compensation Table for his service as CEO in 2021 (until his retirement effective September 30, 2021), adjusted in accordance with SEC rules, for each year, by: (1) deducting the grant date fair value of equity awards reported in the Stock Awards column of the Summary Compensation Table for such year, (2) adding the year-end fair value of equity awards granted in each year that remained unvested at the end of such year, (3) adding the change in fair value of equity awards granted in prior years that vested in such year, (4) adding the change in fair value of outstanding and unvested equity awards granted in prior years, and (5) adding the value of dividends on stock awards not otherwise reflected in fair value or total compensation. Fair value of equity awards was computed in accordance with the company’s methodology used for financial reporting purposes.
(c)	Amounts represent the total compensation reported for Mr. Yacob in the Summary Compensation Table for his service as CEO in 2025, 2024, 2023, 2022, and 2021 (effective October 1, 2021).
(d)	Amounts reported in this column are based on the total compensation reported for Mr. Yacob in the Summary Compensation Table for his service as CEO in 2025, 2024, 2023, 2022, and 2021 (effective October 1, 2021), adjusted in accordance with SEC rules, for each year, by: (1) deducting the grant date fair value of equity awards reported in the Stock Awards column of the Summary Compensation Table for such year, (2) adding the year-end fair value of equity awards granted in each year that remained unvested at the end of such year, (3) adding the change in fair value of equity awards granted in prior years that vested in such year, (4) adding the change in fair value of outstanding and unvested equity awards granted in prior years, and (5) adding the value of dividends on stock awards not otherwise reflected in fair value or total compensation. Fair value of equity awards was computed in accordance with the company’s methodology used for financial reporting purposes. The adjustments for 2025 are shown in the table below.

Value of
						Change in Fair	Dividends on
				Change in Fair	Fair Value as of	Value of	Stock Awards
				Value of Equity	Vesting Date of	Outstanding	not Otherwise
		Reported	Year-end	Awards Granted	Equity Awards	and Unvested	Reflected in
	Summary	Fair Value	Fair Value	in Prior Years	Granted and	Equity Awards	Fair Value or
	Compensation	of Equity	of Equity	that Vested in the	Vested in the	Granted in Prior	Total	Compensation
	Table Total	Awards	Awards	Year	Year	Years	Compensation	Actually Paid
CEO 2	$17,576,636	$(12,729,628)	$10,950,157	$(6,646,516)	$0	$(44,213)	$1,024,158	$10,130,594
Non-CEO NEOs	$6,020,190	$(4,105,048)	$3,531,203	$(1,867,304)	$0	$(17,139)	$273,146	$3,835,048

(e)	Amounts represent the average of the total compensation reported in the Summary Compensation Table for our NEOs, other than the then-CEO(s) (our “non-CEO NEOs”), for 2025, 2024, 2023, 2022, and 2021. Our non-CEO NEOs for the covered years were as follows: for 2025, Ms. Janssen and Messrs. Leitzell and Donaldson; for 2024, Ms. Janssen and Messrs. Leitzell, Donaldson, and Lloyd W. Helms, Jr.; for 2023, Messrs. Helms, Timothy K. Driggers, Donaldson, and Leitzell; for 2022, Messrs. Helms, Driggers, Donaldson, and Kenneth W. Boedeker; and for 2021, Messrs. Helms, Driggers, Donaldson, and Leitzell.
(f)	Amounts reported in this column are based on the average of the total compensation reported in the Summary Compensation Table for our non-CEO NEOs for 2025, 2024, 2023, 2022, and 2021, adjusted in accordance with SEC rules, for each year, by: (1) deducting the grant date fair value of equity awards reported in the Stock Awards column of the Summary Compensation Table for such year, (2) adding the year-end fair value of equity awards granted in each year that remained unvested at the end of such year, (3) adding the change in fair value of equity awards granted in prior years that vested in such year, (4) adding the change in fair value of outstanding and unvested equity awards granted in prior years, and (5) adding the value of dividends on stock awards not otherwise reflected in fair value or total compensation. Fair value of equity awards was computed in accordance with the company’s methodology used for financial reporting purposes. The adjustments for 2025 are shown in the table above.

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Executive Compensation

(g)	Value represents the TSR of the Standard & Poor’s 500 Oil & Gas Exploration & Production Index (“S&P O&G E&P”) based on an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2020, through and including December 31 of each respective year. TSR calculations reflect reinvestment of dividends. The S&P O&G E&P is the peer group used by EOG for purposes of Item 201(e) of Regulation S-K under the Exchange Act in EOG’s Annual Report on Form 10-K for the year ended December 31, 2025.
(h)	ROCE* has been identified as our company-selected measure as it is the most important financial measure used to link compensation actually paid to our NEOs to company performance for the most recently completed fiscal year. ROCE* is a heavily weighted performance metric under our short-term incentive plan (i.e., in the determination of annual bonuses) and was added as a performance modifier for the performance units awarded under our long-term incentive plan beginning in September 2022. Refer to Annex A for the calculation of ROCE for each of the fiscal years.

The following table sets forth an unranked list of the most important financial performance measures, including the company-selected measure, used by the company to link compensation actually paid for all NEOs to company performance for 2025.

Financial Performance Measures
Absolute Total Stockholder Return
Relative Total Stockholder Return
Return on Capital Employed*

The chart below reflects how the compensation actually paid over the five-year period ended December 31, 2025 aligns to trends in EOG’s TSR over the same period. In addition, the chart reflects that EOG’s TSR over the five-year period aligns closely to the TSR of the S&P O&G E&P index over the same period. In 2021, the compensation actually paid to Messrs. Thomas and Yacob and the non-CEO NEOs was primarily impacted by EOG’s stock price appreciation of 78%. For 2022, the compensation actually paid to Mr. Yacob and the non-CEO NEOs was primarily impacted by EOG’s stock price appreciation of 46%. For 2023, the compensation actually paid to Mr. Yacob and the non-CEO NEOs was primarily impacted by EOG’s stock price depreciation of 7%. For 2024, the compensation actually paid to Mr. Yacob and the non-CEO NEOs was primarily impacted by EOG’s stock price appreciation of 1%. For 2025, the compensation actually paid to Mr. Yacob and the non-CEO NEOs was primarily impacted by EOG’s stock price depreciation of 14%.

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Executive Compensation

The chart below reflects how the compensation actually paid over the five-year period ended December 31, 2025 aligns to trends in EOG’s net income (loss) over the same period.

The chart below reflects how the compensation actually paid over the five-year period ended December 31, 2025 aligns to trends in EOG’s ROCE* over the same period.

2026 Proxy Statement	EOG Resources, Inc. | 61

Proposal 3. Non-Binding Advisory Vote on
Executive Compensation

Our Board recommends a vote FOR Proposal 3

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our Named Executive Officers (as disclosed in this proxy statement) by voting “FOR” or “AGAINST” the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Compensation Discussion and Analysis” above as well as the compensation tables and related narrative discussion provided under “Executive Compensation” above.

As described under “Compensation Discussion and Analysis,” our Compensation Committee, which is comprised exclusively of independent directors, oversees all aspects of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation, protection and enhancement of stockholder value.

As further discussed above under “Compensation Discussion and Analysis,” in 2025 we continued to deliver on our strategy of creating sustainable value for stockholders with operational and financial results exceeding our goals. The Compensation Committee believes that our executive management team continues to foster a unique culture that has firmly established EOG as a leader in the exploration and production industry and supports our strategy to maximize long-term stockholder value. In addition, our decentralized structure supports EOG’s culture of continuous improvement and innovation and creates a sustainable competitive advantage for EOG. We are focused on being among the highest return and lowest cost producers, committed to strong environmental performance and playing a significant role in the long-term future of energy.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation, protection and enhancement of stockholder value. In addition, we believe that our executive compensation program has played a significant role in our ability to achieve superior, long-term stock price performance. Since becoming an independent public company in August 1999, our stock price performance has significantly exceeded the collective performance of our peer group companies as well as the performance of the Dow Jones Industrial Average, the Nasdaq Composite Index, and the Standard & Poor’s 500 Index (in each case, measured as of February 28, 2026).

Accordingly, the Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s definitive proxy statement for the Company’s 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, be, and hereby is, approved”.

The approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to this proposal will have the effect of a vote against this proposal and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within 10 days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Further, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

62 | EOG Resources, Inc.	2026 Proxy Statement

Stockholder Proposals and Director Nominations

Stockholders may propose matters to be presented at our stockholder meetings and may also nominate persons to be directors of EOG. Formal procedures have been established for those proposals and nominations.

Proposals for 2027 Annual Meeting of Stockholders and 2027 Proxy Materials

Proposals of holders of our Common Stock intended to be presented at our 2027 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary (Kelly H. Turner), at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no later than November 27, 2026.

Nominations for 2027 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Pursuant to our bylaws, nominations of persons for election to our Board may be made at a meeting of our stockholders:

●	pursuant to our notice of the meeting;
●	by or at the direction of the Board;
●	by any stockholder who (1) was a stockholder of record at the time of giving the notice discussed below and is a stockholder of record at the time of the meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice requirements of Article II, Section 3 of our bylaws; and
●	with respect to the submission of a “proxy access” nominee, by a stockholder or stockholder group that satisfies the eligibility, notice, disclosure and other requirements of, and complies with, paragraph (A)(4) of Article II, Section 3 of our bylaws (as summarized below).

Nominations by any of our stockholders shall be made pursuant to timely notice, in writing, to our Corporate Secretary (Kelly H. Turner). To be timely with respect to our 2027 annual meeting of stockholders, notice given by a stockholder shall be delivered to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than the close of business on November 27, 2026 and no later than the close of business on December 28, 2026 with respect to an election to be held at our 2027 annual meeting of stockholders.

With respect to an election to be held at a special meeting of our stockholders for the election of directors, such notice, to be timely, shall be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the date of such special meeting, and not later than the close of business on the later of (1) the 90th day prior to the date of such special meeting or (2) if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

The notice shall set forth the information required by paragraph (A)(2) of Article II, Section 3 of our bylaws, including, but not limited to, (1) such stockholder’s name and address, as such information appears on our books, (2) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (3) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests), (4) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock, (5) all information relating to such stockholder’s director nominee that would be required to be disclosed in a proxy statement in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (6) a description of all direct and indirect compensation and other material monetary agreements and relationships between such stockholder and such proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (7) a written representation that such stockholder is a holder of record of shares of our Common Stock, will continue to be a stockholder of record through the date of such meeting and intends to appear in person or by proxy at the meeting to make such nomination or to propose such business, (8) all information that would be required to be set forth in a Schedule 13D (or an amendment thereto) filed under the Exchange Act if such a statement (or amendment) were required to be filed under the Exchange Act by such stockholder, (9) if such stockholder intends to engage in a solicitation with respect to a nomination of directors or proposal of other business, a statement disclosing the name of each participant in such solicitation and, if involving a nomination of directors, a written representation that such stockholder intends to deliver a proxy statement and form of proxy to holders of at least 67% of the shares of our

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Stockholder Proposals and Director Nominations

Common Stock entitled to vote at an election of directors, (10) a written representation and agreement by such nominee to comply with any codes, policies, and guidelines of EOG and any rules, regulations, and listing standards, in each case as applicable to directors of EOG, (11) a written representation and agreement by such nominee that he or she (A) is not and will not become a party to any arrangement with, and has not given (and will not give) any commitment to, any person or entity as to how such nominee, if elected as a director of EOG, will act or vote on any issue or question that has not been disclosed to EOG, and (B) is not and will not become a party to any direct or indirect compensatory, payment, reimbursement, indemnification or other financial arrangement with any person or entity other than EOG in connection with his or her nomination, service or action as a director of EOG that has not been disclosed to EOG, and (12) the terms of all arrangements between such stockholder and such nominee and any other person, including such stockholder and any beneficial owner and their respective affiliates and associates or others acting in concert therewith, pursuant to which the nomination of such nominee is to be made by the stockholder.

Furthermore, to be eligible to be a nominee of any stockholder for election or re-election as a director of EOG, a person must deliver to our Corporate Secretary at our principal executive offices (in accordance with the time periods prescribed for delivery of notice under paragraph (A)(2) of Article II, Section 3 of our bylaws) a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made.

Acceptable forms of such questionnaire and of the written representations and agreements referred to in clauses (7), (9), (10) and (11) of the preceding paragraph will be provided to the requesting stockholder and nominee by our Corporate Secretary upon written request.

In addition to satisfying the above-referenced notice and disclosure requirements, a stockholder, or group of not more than 20 stockholders, meeting specified eligibility requirements (collectively, an “eligible stockholder”) may submit director nominees for inclusion in the proxy statement and proxy card for our 2027 annual meeting of stockholders. In order to be eligible to utilize our “proxy access” bylaw, an eligible stockholder must have owned 3% or more of our outstanding common stock continuously for at least three years. In addition, director nominees submitted pursuant to these provisions (each, a “stockholder proxy access nominee”) must meet specified criteria, and the maximum number of stockholder proxy access nominees that may be included in our proxy materials for our 2027 annual meeting of stockholders pursuant to these provisions may not exceed 20% of the number of our directors then in office. The foregoing summary of our “proxy access” bylaw (which contains additional eligibility, procedural and disclosure requirements) does not purport to be complete and is qualified in its entirety by reference to paragraph (A)(4) of Article II, Section 3 of our bylaws.

In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

Notwithstanding our bylaw provisions described above, a stockholder shall also comply with all applicable requirements of the Exchange Act and the related rules and regulations thereunder with respect to the matters set forth in such bylaw provisions. For example, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than EOG nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.

Other Stockholder Business for 2027 Annual Meeting of Stockholders

For other business (other than stockholder proposals under Rule 14a-8 and director nominations) to be brought before an annual meeting of stockholders by any of our stockholders, the stockholder must have given timely notice, in writing, to our Corporate Secretary (Kelly H. Turner) of the business to be brought before the annual meeting. To be timely with respect to our 2027 annual meeting of stockholders, notice given by a stockholder shall be delivered to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than the close of business on November 27, 2026 and no later than the close of business on December 28, 2026.

The notice shall set forth the information required by Article II, Section 3 of our bylaws, including, but not limited to, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) any material interest of such stockholder in such business, (4) the text of the proposal or business (including the text of any resolutions proposed for consideration), (5) such stockholder’s name and address, as such information appears on our books, (6) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (7) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests) and (8) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock.

64 | EOG Resources, Inc.	2026 Proxy Statement

Questions & Answers

HOW CAN I PARTICIPATE AT THE MEETING?

The Annual Meeting will be held at www.virtualshareholdermeeting.com/EOG2026 at 7:30 a.m., Central Time, on May 20, 2026. You may log into the meeting website beginning at 7:00 a.m., Central Time, on May 20, 2026.

To participate in, and vote at, the live webcast of the Annual Meeting, you must enter the 16-digit control number included in the Notice of Internet Availability, on your proxy card or in the voting instruction form provided to you with this proxy statement. Once logged in, you will be able to submit questions beginning 30 minutes prior to, and during, the Annual Meeting via the meeting website. Guests without a control number may also participate in the Annual Meeting, but will not be permitted to vote or submit questions.

Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. If you experience any technical difficulties accessing the meeting website, dial the toll-free technical support number posted on the meeting website log-in page for assistance. The meeting website is fully supported across browsers (Chrome, Edge, Firefox, and Safari) and devices (desktops, laptops, and cell phones) running the most updated version of applicable software and plug-ins.

UNABLE TO PARTICIPATE?

If you are not able to participate in the Annual Meeting, a webcast playback will be available at www.virtualshareholdermeeting.com/EOG2026 approximately 24 hours after the completion of the Annual Meeting and for a period of 30 days thereafter.

WHO IS ENTITLED TO VOTE?

You are entitled to vote at the Annual Meeting if you were a stockholder of record of our Common Stock as of the close of business on March 23, 2026.

HOW DO I VOTE?

Whether or not you plan to participate in the live webcast of the Annual Meeting, it is important that your shares be represented and voted.

To vote during the Annual Meeting, click the “Vote Now” button on the meeting website and follow the instructions provided.

Stockholders who do not expect to participate in the live webcast of the Annual Meeting are encouraged to vote in advance of the Annual Meeting via the Internet using the instructions on the Notice of Internet Availability or, if you received a printed copy of the proxy materials (which includes the proxy card), by signing and returning the proxy card in the pre-paid envelope provided or by voting via the Internet or by phone using the instructions provided on the proxy card or in the voting instruction form provided to you with this proxy statement.

MAY I VOTE IN PERSON?

You will not be able to vote in person or attend the Annual Meeting in person.

HOW MAY I REVOKE MY VOTE?

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary (Kelly H. Turner) before the proxy is voted; otherwise, if received prior to the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein.

Stockholders participating in the live webcast of the Annual Meeting may revoke their proxies and vote during the Annual Meeting via the meeting website. To vote during the Annual Meeting, click the “Vote Now” button on the meeting website and follow the instructions provided.

2026 Proxy Statement	EOG Resources, Inc. | 65

Questions and Answers

MAY I ASK QUESTIONS AT THE MEETING?

As part of the Annual Meeting, we will hold a live Q&A session during which we intend, time permitting, to answer questions submitted that are pertinent to EOG’s business and meeting matters. As noted above, you will be able to submit questions beginning 30 minutes prior to, and during, the Annual Meeting by following the instructions available on the meeting website. Questions and answers may be grouped by topic and substantially similar questions will be grouped and answered once. Further, we reserve the right to edit or reject questions we deem inappropriate.

WHERE CAN I FIND INFORMATION ABOUT THE MEETING?

Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which will be available on the meeting website beginning 30 minutes prior to, and during, the Annual Meeting.

MAY I ACCESS A COPY OF A COMPLETE LIST OF STOCKHOLDERS?

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting.

66 | EOG Resources, Inc.	2026 Proxy Statement

General

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act generally requires our Section 16 officers (including our executive officers) and directors and persons who beneficially own more than 10% of our Common Stock to file reports of their ownership of, and transactions in, our Common Stock with the SEC and to furnish us with copies of the reports they file.

Based upon our review of the Section 16(a) filings that have been received by us and inquiries made to our Section 16 officers and directors, we believe that all filings required to be made under Section 16(a) during 2025 were timely made, except that during 2025, Jeffrey R. Leitzell, EOG’s Executive Vice President and Chief Operating Officer, inadvertently failed to timely file a Form 4 to report an April 2025 purchase of three shares of our Common Stock and a Form 4 to report a May 2025 purchase of four shares of our Common Stock within a third party-managed direct indexing account. These transactions were reported by Mr. Leitzell on a Form 4 filed in October 2025. While Mr. Leitzell is deemed to be the beneficial owner of the shares of our Common Stock and the other securities held in the account, the third-party investment manager manages the investments in the account, including the timing of purchases and sales. Due to an administrative oversight, Mr. Leitzell did not receive notice of the reported transactions until subsequent to the Form 4 reporting deadlines.

Forward-Looking Statements

This proxy statement may include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding EOG’s plans, objectives and expectations with respect to our current and future operations, performance and business strategy and statements regarding the plans and objectives of our management for future operations. Although EOG believes the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that such assumptions are accurate or will prove to have been correct or that any of such expectations will be achieved (in full or at all) or will be achieved on the expected or anticipated timelines. Moreover, EOG’s forward-looking statements are subject to business, economic, and competitive uncertainties and contingencies and may be affected by known and unknown risks, events or circumstances, many of which may be outside our control. For additional information and important factors that could cause EOG’s actual results to differ materially from the expectations reflected in our forward-looking statements, see “Information Regarding Forward-Looking Statements” on pages 53 and 54 of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) filed with the SEC. Also, see “Risk Factors” on pages 15 through 28 of the 2025 Form 10-K for a discussion of certain risk factors that affect or may affect our business, operations and performance, and any updates to those factors set forth in our subsequent filings with the SEC.

No Other Business

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the accompanying form of proxy.

By Order of the Board of Directors,

KELLY H. TURNER
Corporate Secretary

Houston, Texas

March 27, 2026

2026 Proxy Statement	EOG Resources, Inc. | 67

Annex A

EOG Resources, Inc.

Direct and All-In After-Tax Rate of Return (ATROR)

The calculation of EOG’s direct after-tax rate of return (ATROR) is based on EOG’s net estimated recoverable reserves for a particular well(s) or play, the estimated net present value of the future net cash flows from such reserves (for which EOG utilizes certain assumptions regarding future commodity prices and operating costs) and EOG’s direct net costs incurred in drilling or acquiring such well(s). As such, EOG’s direct ATROR for a particular well(s) or play cannot be calculated from EOG’s consolidated financial statements. Our all-in ATROR for a particular well(s) or play also cannot be calculated from our consolidated financial statements.

Adjusted Net Income

In millions of USD (Unaudited)

EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2025
	Before	Income Tax	After
	Tax	Impact	Tax
Reported Net Income (GAAP)	6,362	(1,382)	4,980
Adjustments:
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	(13)	3	(10)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts(1)	(56)	12	(44)
Add: Losses on Asset Dispositions, Net	35	(8)	27
Add: Certain Impairments(2)	657	(140)	517
Add: Acquisition-related Costs(3)	94	(16)	78
Adjustments to Net Income	717	(149)	568
Adjusted Net Income (Non-GAAP)	7,079	(1,531)	5,548
(1)	Consistent with its customary practice, in calculating Adjusted Net Income (Non-GAAP), EOG subtracts from reported Net Income (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2025, such amount was $56 million.
(2)	Impairments primarily associated with the write-down to fair value of natural gas and crude oil assets in the Barnett Shale and Woodford Oil Window (mainly driven by play-specific economics and resource allocation).
(3)	Consists of Encino acquisition-related G&A costs ($88 million) and financing commitment costs ($6 million).

68 | EOG Resources, Inc.	2026 Proxy Statement

Annex A

EOG Resources, Inc.

Cash Flow from Operations and Free Cash Flow

In millions of USD (Unaudited)

EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

2025
Net Cash Provided by Operating Activities (GAAP)	10,044
Adjustments:
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(300)
Inventories	49
Accounts Payable	271
Accrued Taxes Payable	735
Other Assets	17
Other Liabilities	(17)
Changes in Components of Working Capital Associated with Investing Activities	85
Add:
Acquisition-Related Costs(1), Net of Tax	73
Adjusted Cash Flow from Operations (Non-GAAP)	10,957
Less:
Total Capital Expenditures (Non-GAAP)(2)	(6,294)
Free Cash Flow (Non-GAAP)	4,663
(1)	Consists of Encino acquisition-related G&A costs of $88 million (before tax) for the year ended December 31, 2025.
(2)	See below reconciliation of Total Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP):

Total Expenditures (GAAP)	13,703
Less:
Asset Retirement Costs	(146)
Non-Cash Leasehold Acquisition Costs(3)	(24)
Acquisition Costs of Properties	(7,003)
Exploration Costs	(236)
Total Capital Expenditures (Non-GAAP)	6,294
(3)	Line item descriptions revised (from descriptions show in EOG’s previously published tables) to more accurately describe the costs reflected therein; previously reported cost amounts not impacted by such change in presentation.

2026 Proxy Statement	EOG Resources, Inc. | 69

Annex A

EOG Resources, Inc.

ROCE

In millions of USD, except ratio data (Unaudited)

EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2025	2024	2023	2022	2021	2020
Interest Expense, Net (GAAP)	235	138	148	179	178
Tax Benefit Imputed (based on 21%)	(49)	(29)	(31)	(38)	(37)
After-Tax Net Interest Expense (Non-GAAP) - (a)	186	109	117	141	141
Net Income (GAAP) - (b)	4,980	6,403	7,594	7,759	4,664
Adjustments to Net Income, Net of Tax (See Below Detail)(1)	568	209	(769)	321	364
Adjusted Net Income (Non-GAAP) - (c)	5,548	6,612	6,825	8,080	5,028
Total Stockholders’ Equity - (d)	29,833	29,351	28,090	24,779	22,180	20,302
Current and Long-Term Debt (GAAP) - (e)	7,936	4,752	3,799	5,078	5,109	5,816
Less: Cash	(3,396)	(7,092)	(5,278)	(5,972)	(5,209)	(3,329)
Net Debt (Non-GAAP) - (f)	4,540	(2,340)	(1,479)	(894)	(100)	2,487
Total Capitalization (GAAP) - (d) + (e)	37,769	34,103	31,889	29,857	27,289	26,118
Total Capitalization (Non-GAAP) - (d) + (f)	34,373	27,011	26,611	23,885	22,080	22,789
Average Total Capitalization (Non-GAAP) * - (g)	30,692	26,811	25,248	22,983	22,435
Return on Capital Employed (ROCE) (Non-GAAP) – Calculated Using:
GAAP Net Income – [(a) + (b)] / (g)	16.8%	24.3%	30.5%	34.4%	21.4%
Non-GAAP Adjusted Net Income – [(a) + (c)] / (g)	18.7%	25.1%	27.5%	35.8%	23.0%
*	Average for the current and immediately preceding year
(1)	Detail of adjustments to Net Income (GAAP):

	Before	Income Tax	After
Year Ended December 31, 2025	Tax	Impact	Tax
Adjustments:
Less: Mark-to-Market Financial Commodity and Other Derivative Contracts Impact	(69)	15	(54)
Add: Certain Impairments	657	(140)	517
Add: Losses on Asset Dispositions, Net	35	(8)	27
Add: Acquisition-Related Costs	94	(16)	78
Total	717	(149)	568

	Before	Income Tax	After
Year Ended December 31, 2024	Tax	Impact	Tax
Adjustments:
Add: Mark-to-Market Financial Commodity and Other Derivative Contracts Impact	10	(2)	8
Add: Certain Impairments	291	(57)	234
Less: Gains on Asset Dispositions, Net	(16)	3	(13)
Less: Severance Tax Refund	(31)	7	(24)
Add: Severance Tax Consulting Fees	10	(2)	8
Less: Interest on Severance Tax Refund	(5)	1	(4)
Total	259	(50)	209

	Before	Income Tax	After
Year Ended December 31, 2023	Tax	Impact	Tax
Adjustments:
Less: Mark-to-Market Financial Commodity Derivative Contracts Impact	(930)	200	(730)
Add: Certain Impairments	42	(6)	36
Less: Gains on Asset Dispositions, Net	(95)	20	(75)
Total	(983)	214	(769)

70 | EOG Resources, Inc.	2026 Proxy Statement

Annex A

	Before	Income Tax	After
Year Ended December 31, 2022	Tax	Impact	Tax
Adjustments:
Add: Mark-to-Market Financial Commodity Derivative Contracts Impact	481	(103)	378
Add: Certain Impairments	113	(31)	82
Less: Gains on Asset Dispositions, Net	(74)	17	(57)
Less: Severance Tax Refund	(115)	25	(90)
Add: Severance Tax Consulting Fees	16	(3)	13
Less: Interest on Severance Tax Refund	(7)	2	(5)
Total	414	(93)	321

	Before	Income Tax	After
Year Ended December 31, 2021	Tax	Impact	Tax
Adjustments:
Add: Mark-to-Market Financial Commodity Derivative Contracts Impact	514	(112)	402
Add: Certain Impairments	15	0	15
Less: Gains on Asset Dispositions, Net	(17)	9	(8)
Less: Tax Benefits Related to Exiting Canada Operations	0	(45)	(45)
Total	512	(148)	364

2026 Proxy Statement	EOG Resources, Inc. | 71

Annex A

EOG Resources, Inc.

Cash and Non-Cash Operating Costs

$/Boe (Unaudited)

EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

Cash Operating Costs ($/Boe)	2025		2025 Performance Goal
LOE	3.72
GP&T	4.74
G&A (GAAP)	1.82
G&A (Non-GAAP)	1.63	(1)
Total Cash Operating Costs (GAAP)	10.28
Total Cash Operating Costs (Non-GAAP)	10.09		≤ 10.25

Non-Cash Operating Costs ($/Boe)
DD&A	9.92		≤ 10.25
Total Operating Costs (GAAP)	20.20
Total Operating Costs (Non-GAAP)	20.01		≤ 20.50
(1)	G&A (Non-GAAP) for fiscal year 2025 excludes $88 million of costs related to Encino acquisition. The per-Boe impact of such acquisition-related costs on G&A, total Cash Operating Costs and total Operating Costs for fiscal year 2025 was $(0.19).

72 | EOG Resources, Inc.	2026 Proxy Statement

Glossary of Terms

All-in finding cost — an internal calculation based on the aggregate direct and indirect capital expenditures associated with wells for which initial production commenced during the fiscal year and the forecasted estimated ultimate recovery of crude oil, NGLs and natural gas from such wells; calculation includes both EOG-operated wells and third party-operated (OBO) wells.

Bbl — barrel (of crude oil or natural gas liquids).

Boe — barrel of oil equivalent.

Capital efficiency — amount of capital expenditures necessary to replace base production decline and add new production in a calendar year.

Cash operating costs — LOE, G&A, and GP&T.

Code — United States Internal Revenue Code of 1986, as amended from time to time.

CO2e — carbon dioxide equivalent.

DD&A — depreciation, depletion and amortization expense.

EEO-1 — Employment Information Report filed with the U.S. Equal Employment Opportunity Commission setting forth workforce demographic data, including data by job category, gender and race/ethnicity.

EPA — United States Environmental Protection Agency.

EUR — estimated ultimate recovery.

F&D — finding and development.

Flaring emissions intensity rate — metric tons of gross operated GHG emissions (Scope 1) related to flaring, on a CO2e basis, per MBoe of total gross operated U.S. onshore and Trinidad production. Includes Scope 1 emissions (i) reported pursuant to the EPA GHGRP and emissions that are subject to the EPA GHGRP but are below the basin reporting threshold and would otherwise go unreported calculated using the GHGRP methodology as adopted in 2024 and (ii) from our Trinidad operations calculated using the GHGRP methodology as adopted in 2024.

Free cash flow — cash flow from operations before changes in working capital and certain acquisition-related costs less capital expenditures.

G&A — general and administrative expense.

GAAP — accounting principles generally accepted in the United States of America.

GHG — greenhouse gas.

GHG emissions intensity rate — metric tons of gross operated GHG emissions (Scope 1), on a CO2e basis, per MBoe of total gross operated U.S. onshore and Trinidad production. Includes Scope 1 emissions (i) reported pursuant to the EPA GHGRP and emissions that are subject to the EPA GHGRP but are below the basin reporting threshold and would otherwise go unreported calculated using the GHGRP methodology as adopted in 2024 and (ii) from our Trinidad operations calculated using the GHGRP methodology as adopted in 2024.

GHGRP — Greenhouse Gas Reporting Program.

GP&T — gathering, processing & transportation expense.

HH — Henry Hub.

LOE — lease operating expense.

Lost time incident rate – job related injuries or illnesses that requires one or more days away from work, beyond the day of the onset of the injury or illness, as determined by a physician or other licensed health care professional per 200,000 hours worked for companywide operations.

MBoe — thousand barrels of oil equivalent.

MBoed — thousand barrels of oil equivalent per day.

Mcf — thousand cubic feet (of natural gas).

Methane emissions percentage — Mcf of gross operated methane emissions (Scope 1) per Mcf of total gross operated U.S. onshore and Trinidad natural gas production. Includes Scope 1 emissions (i) reported pursuant to the EPA GHGRP and emissions that are subject to the EPA GHGRP but are below the basin reporting threshold and would otherwise go unreported calculated using the GHGRP methodology as adopted in 2024 and (ii) from our Trinidad operations calculated using the GHGRP methodology as adopted in 2024.

2026 Proxy Statement	EOG Resources, Inc. | 73

Glossary of Terms

MM — millions.

NEO — named executive officer.

NGLs — natural gas liquids.

NYSE — New York Stock Exchange.

Oil recovery rate — the percentage of oil that is recovered from the total volume of spills (spills over one barrel).

Oil spill rate(s) — barrels of crude oil spilled (spills over one barrel) on a total and unrecovered basis, as applicable, per MBoe of total gross operated U.S. production.

Operating costs — LOE, G&A, GP&T, and DD&A.

ROCE — return on capital employed.

RSU(s) — restricted stock unit(s).

SARs — stock-settled stock appreciation rights.

SEC — United States Securities and Exchange Commission.

Severity index rate — an internally defined metric utilized to track incidents based on the severity and duration of the injury for, in 2025, U.S. operations, and in 2026, companywide operations.

Total recordable incident rate — recordable incidents (job-related incidents or injuries that require medical treatment beyond first aid or cause death, days away from work, restricted work, transfer to another job, or loss of consciousness) per 200,000 hours worked for, in 2025, U.S. operations, and in 2026, companywide operations.

TSR — total stockholder return.

USD — United States dollar.

Wellhead gas capture rate — the percentage by volume of wellhead natural gas captured upstream of low-pressure separation and/or storage equipment such as vapor recovery towers and tanks.

WTI — West Texas Intermediate.

74 | EOG Resources, Inc.	2026 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 1a. John D. Chandler 1b. Janet F. Clark 1c. Charles R. Crisp 1d. Robert P. Daniels 1e. Lynn A. Dugle 1f. C. Christopher Gaut 1g. Michael T. Kerr 1h. Julie J. Robertson 1i. Ezra Y. Yacob For Against Abstain 1. To elect nine directors of the Company to hold office until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified. Nominees: The Board of Directors recommends a vote FOR each of the following nominees: EOG RESOURCES, INC. IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other duly authorized officer. If a partnership, please sign in partnership name by duly authorized person. 3. To approve, by non-binding vote, the compensation of the Company's named executive officers. 2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as auditors for the Company for the year ending December 31, 2026. The Board of Directors recommends a vote FOR each of the following proposals: V87455-P42697 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! EOG RESOURCES, INC. 1111 BAGBY SKY LOBBY 2 HOUSTON, TX 77002 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EOG2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed below in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EOG Resources, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by EOG Resources, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. SCAN TO VIEW MATERIALS & VOTEw

V87456-P42697 (Continued and to be signed on reverse side) EOG RESOURCES, INC. 2026 ANNUAL MEETING OF STOCKHOLDERS May 20, 2026 The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc. The undersigned stockholder of EOG Resources, Inc., a Delaware corporation (the "Company"), by signing this proxy, hereby revokes all prior proxies and appoints Kelly H. Turner and Amos J. Oelking, III with full power of substitution, as true and lawful agents and proxies to represent the undersigned at the 2026 Annual Meeting of Stockholders to be held on Wednesday, May 20, 2026, at 7:30 A.M., Central Time, and at any adjournments thereof, and to vote all the shares of common stock of the Company held of record by the undersigned at the close of business on March 23, 2026. The Board of Directors recommends a vote "FOR" each of the nominees for directors and "FOR" Items 2 and 3, as set forth on the reverse side. SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTORS AND "FOR" ITEMS 2 AND 3, AND, IN THE DISCRETION OF THE AGENTS AND PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders To Be Held on May 20, 2026: The Notice of Annual Meeting of Stockholders, 2026 Proxy Statement and 2025 Annual Report are available at www.proxyvote.com. 2026 Annual Meeting of Stockholders Wednesday, May 20, 2026 7:30 A.M. (Central Time) Virtually at: www.virtualshareholdermeeting.com/EOG2026